Exhibit 10

SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 18, 2003, by and among TeleCommunication Systems, Inc., a Maryland corporation, with headquarters located at 275 West Street, Suite 400, Annapolis, Maryland 21401 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

     WHEREAS:

     A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

     B. The Company has authorized a new series of subordinated convertible debentures of the Company in the form attached hereto as Exhibit A (together with any subordinated convertible debentures issued in replacement thereof in accordance with the terms thereof, the “Debentures”), which Debentures shall be convertible into shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Debentures.

     C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement and in the Debentures, (i) that aggregate number of shares of the Common Stock set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 1,364,288 shares of Common Stock and shall collectively be referred to herein as the “Common Shares”), and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire 250 shares of Common Stock for each 1,000 Common Shares purchased (as exercised, collectively, the “Warrant Shares”) and as set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers.

     D. Certain of the Buyers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Debentures set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be $15,000,000).

     E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Common Shares, the Conversion Shares, the Repayment Shares (as defined in the Debentures), the Interest Shares (as defined in the Debentures) and the Warrant Shares as provided in the Registration Rights Agreement.

     F. The Common Shares, the Debentures, the Conversion Shares, the Repayment Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

     1. PURCHASE AND SALE OF COMMON SHARES, DEBENTURES AND WARRANTS.

          (a) Purchase of Common Shares, Debentures and Warrants.

               (i) Common Shares, Debentures and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a number of Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, for certain Buyer’s only, a principal amount of Debentures, as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, and Warrants to acquire that number of Warrant Shares as is set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers (the “Closing”).

               (ii) Closing. The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

               (iii) Purchase Price. The purchase price for each Buyer (the “Common Share Purchase Price”) of the Common Shares and related Warrants to be purchased by each such Buyer at the Closing shall be equal to $4.3979 per Common Share. The purchase price for the applicable Buyer (the “Debenture Purchase Price”) for the Debentures to be purchased by such Buyer at the Closing shall be equal to $1,000.00 for each $1,000.00 of principal amount of Debentures being purchased by such Buyer at the Closing.

          (b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York Time, on the second business day after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer).

          (c) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Common Share Purchase Price for the Common Shares and Warrants to be issued and sold to such Buyer at the Closing and, if applicable, the Debenture Purchase Price for the Debentures to be issued and sold to such Buyer at the Closing, in each case to the Company, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer the Common Shares (in such denominations as such Buyer shall reasonably request at least one Business Day prior to the Closing Date) along with the Warrants (in the amounts as such Buyer shall reasonably request in writing at least one Business Day prior to the Closing Date) such Buyer is purchasing, and, if applicable, the Debentures (in the principal amounts as such Buyer shall reasonably request in writing at least one Business Day prior to the Closing Date) which such Buyer is then purchasing, in all cases

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duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

     2. BUYER’S REPRESENTATIONS AND WARRANTIES.

          Each Buyer represents and warrants with respect to only itself that:

          (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Common Shares and Warrants and, if it is a purchaser thereof, the Debentures, and (ii) upon conversion of the Debentures and exercise of the Warrants will acquire the Conversion Shares issuable upon conversion of the Debentures and the Warrant Shares issuable upon exercise of the Warrants, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and applicable state securities laws. Buyer has no present arrangement (whether or not legally binding) at any time to sell any of the Securities, as applicable, to or through any person or entity; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act in accordance with Section 2(g) hereof and, if applicable, the terms and conditions of the Registration Rights Agreement.

          (b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.

          (c) General Solicitation. At no time was Buyer presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

          (d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          (e) Information. No prospectus or “offering memorandum” has been delivered to the undersigned in connection with the purchase of the Securities. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer is able to bear such risk and is able to afford a complete loss of such

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investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Buyer acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in the Transaction Documents (as defined below).

          (f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of reasonably acceptable counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with an opinion of reasonably acceptable counsel, in a form reasonably acceptable to the Company, to the effect that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(q) hereof) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of such Securities hereunder, and no Buyer effecting a pledge of any of the Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(g); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with or pursuant the above provisions of this Section 2(g).

          (h) Legends. Such Buyer understands that the certificates or other instruments representing any applicable Securities shall bear any legend as required by the “blue sky” laws of any state and restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE]

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HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY ONLY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (C) RULE 144(K) UNDER SAID ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A REGISTRATION RIGHTS AGREEMENT AND SECURITIES PURCHASE AGREEMENT EACH DATED DECEMBER 18, 2003, THAT ARE ON FILE WITH THE COMPANY.

The legends set forth above shall be removed and the Company shall issue a certificate without such legends to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such securities are sold, assigned or transferred pursuant to an effective registration statement covering the resale of such securities under the 1933 Act, (ii) such securities are sold, assigned or transferred pursuant to Rule 144 and in connection with sale, assignment or other transfer, such holder provides the Company with an opinion of reasonably acceptable counsel as provided in Section 2(g), in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k).

          (i) Organization, Authority. Each Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to otherwise carry out its obligations hereunder and thereunder.

          (j) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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          (k) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

          (l) Brokers, Finders. Neither such Buyer nor any of its affiliates has engaged any placement agent or other agent in connection with the sale of the Securities. Such Buyer shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions payable to any persons engaged by any Buyer or its investment advisor relating to or arising out of the transactions contemplated hereby. Such Buyer shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

          (m) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Buyers that the statements contained in this Section 3 are true and correct as of the date hereof (unless the particular statement is, by its language, as of another date, in which case, it is true and correct as of that other date), except as disclosed in the disclosure schedule delivered by the Company to the Buyers on the date of this Agreement and attached hereto as Exhibit D hereto (the “Disclosure Schedule”) which Disclosure Schedule shall be arranged in sections corresponding to the lettered sections contained in this Section 3, and the disclosure in any such lettered section of the Disclosure Schedule shall qualify the corresponding section in this Section 3 and any other section in this Section 3 identified therein.

          (a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any “significant subsidiary” of the Company, as defined in Rule 1-02(w) of Regulation S-X) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted in all material respects. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in

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this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a) of the Disclosure Schedule.

          (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Debentures, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants, the Voting Agreement, in the form attached hereto as Exhibit E (the “Voting Agreement”), and each of the other agreements entered into by the parties hereto in connection with the transactions expressly contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares, the Debentures and the Warrants and the reservation for issuance and the issuance of the Conversion Shares, the Repayment Shares, the Interest Shares and the Warrant Shares issuable upon conversion, issuance or exercise thereof, as the case may be, in each case as contemplated by, in accordance with the terms of and subject to the limitations contained in the Transaction Documents, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except for the Stockholder Approval). This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

          (c) Issuance of Securities. The Common Shares, the Debentures and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals the sum of 150% of the number of shares of Common Stock issuable upon conversion of the Debentures to be issued at such Closing and 150% of the number of shares of Common Stock issuable upon exercise of the Warrants to be issued at such Closing. Upon conversion, exercise or issuance in accordance with this Agreement, the Debentures or the Warrants, as the case may be, the Common Shares, the Conversion Shares, the Repayment Shares, the Interest Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy, on the date hereof and after the date hereof as required, of each of the representations and warranties of the Buyers contained in Section 2, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

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          (d) No Conflicts. Except as set forth in Schedule 3(d) of the Disclosure Schedule, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the Debentures and the Warrants and reservation for issuance and issuance of the Conversion Shares, the Interest Shares, the Repayment Shares and the Warrant Shares) will not (i) result in a violation of the charter documents or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any material rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, other than any such violation which would not reasonably be expected to have a Material Adverse Effect.

          (e) Consents. Except as contemplated by the Transaction Documents and except for state securities or “Blue Sky” filings and the filing of a Form D with the SEC or as disclosed in Schedule 3(e) of the Disclosure Schedule, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence, except to the extent that the failure to obtain such consents, authorizations, orders, filings and registrations would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

          (f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is an officer or director of the Company. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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          (g) No General Solicitation; Placement Agent’s Fees. Except as set forth in Schedule 3(g) of the Disclosure Schedule, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company acknowledges that it has engaged Roth Capital Partners LLC as placement agent (the “Agent”) in connection with the sale of the Common Shares, the Debentures and the Warrants. Other than the Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Common Shares, the Debentures and the Warrants. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions payable to the Agent relating to or arising out of the transactions contemplated hereby; provided, the Company shall not be responsible for any such fees or commission for persons engaged by any Buyer or its investment advisor. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act in a manner that would require registration of any of the Securities under the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Debentures and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances, pursuant to the terms and conditions of the Debentures and the Warrants, as the case may be. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debentures, the Company’s option to issue the Repayment Shares and Interest Shares in accordance with this Agreement and the Debentures and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          (j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors (the “Board of Directors”) have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”) or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement,

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including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          (k) SEC Documents; Financial Statements. Since December 31, 2002, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and consolidated financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). Except as modified or corrected by subsequent filings, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as modified or corrected by subsequent filings, as of their respective dates, the consolidated financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such consolidated financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (l) Absence of Certain Changes. Since September 30, 2003, there has been no Material Adverse Effect with respect to the Company or its Subsidiaries. Since September 30, 2003, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness ( as defined in Section 3(q)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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          (m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

          (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”) or their organizational charter or bylaws, respectively, except for such violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in Schedule 3(n) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed in Schedule 3(n) of the Disclosure Schedule, since January 1, 2003, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          (o) Transactions With Affiliates. Except as set forth on Schedule 3(o) of the Disclosure Schedule or in on the SEC Documents filed at least two Business Days prior to the date hereof and other than the grant of stock options, restricted stock or other stock incentives pursuant to stock incentive plans adopted by the Board of Directors, none of the officers, directors or employees of the Company is presently a party to any material transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring material payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

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          (p) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 225,000,000 shares of Common Stock, of which 21,900,732 are issued and outstanding, 75,000,000 shares of Class B Common Stock, of which 9,507,988 are issued and outstanding, 11,794,786 shares of Common Stock are reserved for issuance pursuant to the Company’s stock option and purchase plans and 32,046 shares of Common Stock are reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) no shares of preferred stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(p) of the Disclosure Schedule: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

          (q) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(q) of the Disclosure Schedule and the SEC Documents, neither the Company nor any of its Subsidiaries has (i) incurred any Indebtedness that is outstanding on the date hereof and in excess of $500,000 in the aggregate, or (ii) violated any term of or defaulted under any contract, agreement or instrument relating to any Indebtedness, except such violations and defaults which did not or would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) entered into any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is reasonably expected to have a

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Material Adverse Effect. Schedule 3(q) of the Disclosure Schedule provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, and (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (r) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 3(r) of the Disclosure Schedule or as disclosed in the SEC Documents.

          (s) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be reasonable and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor, to the knowledge of the Company, any such Subsidiary has been refused any insurance coverage sought or for which it has applied. Except as set forth on Schedule 3(s) of the Disclosure Schedule, the Company has no knowledge of any facts or circumstances which could reasonably be expected to prevent the Company and the Subsidiaries from renewing its respective existing insurance coverage as and

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when such coverage expires or to prevent the Company or the Subsidiaries from obtaining similar coverage from similar insurers as may be necessary to continue its respective businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

          (t) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the Company’s knowledge, the continued employment of each such executive officer as of the date hereof does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

               (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (u) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all material liens, encumbrances and defects except such as are described in Schedule 3(u) of the Disclosure Schedule or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Except as set forth on Schedule 3(u) of the Disclosure Schedule, any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (v) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material (i) trademarks, (ii) trade names, (iii) service marks, (iv) service mark registrations, (v) service names, (vi) patents, (vii) patent rights, (viii) copyrights, (ix) inventions, (x) licenses, (xi) approvals, (xii) governmental authorizations, (xiii) trade secrets and (xiv) other intellectual property rights used to conduct their respective businesses as now conducted (“Intellectual Property Rights”). Except as set forth in Schedule 3(v) of the Disclosure Schedule, none of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three (3) years from the date of this Agreement and to the knowledge of the Company, neither the Company or its Subsidiaries is infringing the intellectual property rights of others. Except as set forth in Schedule 3(v) of the Disclosure Schedule, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights which would reasonably be expected to

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have a Material Adverse Effect. Except as set forth on Schedule 3(v) of the Disclosure Schedule, the Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken such security measures, which the Company believes are reasonable and customary in the businesses the Company and its Subsidiaries are engaged, to protect the secrecy, confidentiality and value of all of their intellectual properties.

          (w) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its material Subsidiaries.

          (x) Tax Status. Except as would not be reasonably expected to have a Material Adverse Effect, the Company and each of its Subsidiaries (i) has made or filed all federal and state income tax returns, (ii) has made or filed all other tax returns, reports and declarations required by any jurisdiction to which it is subject except where the failure to make or file such other tax returns, reports and declarations would not cause a Material Adverse Effect, (iii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iv) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as would not be reasonably expected to have a Material Adverse Effect, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          (y) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

          (z) Disclosure. The Company confirms that after giving effect to the 8-K Filing (as defined below) neither it nor, to its knowledge, any officer, director or agent of the Company has provided any of the Buyers or their respective agents or counsel with any information that in the Company’s reasonable determination constitutes material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the

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transactions contemplated hereby other than those specifically set forth in the Transaction Documents.

          (aa) Form S-3 Eligibility. The Company is eligible to register shares of Common Stock for resale by the Buyers under Form S-3 promulgated under the 1933 Act.

     4. COVENANTS.

          (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          (b) Reporting Status. Until the later of (i) the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Common Shares, the Conversion Shares, the Repayment Shares, the Interest Shares and Warrant Shares and none of the Debentures or the Warrants is outstanding, or (ii) the second anniversary of the date hereof (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          (c) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR, within three (3) Business Days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the public stockholders of the Company generally, contemporaneously with the making available or giving thereof to such stockholders.

          (d) Listing. The Company shall, in accordance with the Transaction Documents, secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market or the Nasdaq National Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

          (e) Fees. The Company shall reimburse the Buyers in the aggregate amount of $40,000 for the Buyers’ reasonable expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereunder, which amount will be net funded from the Debenture Purchase Price of Riverview Group LLC at the Closing. The Company shall be responsible for the payment of any placement agent’s fees,

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financial advisory fees, or broker’s commissions (with respect to any Person retained by the Company, but not for such fees or commission for any Person engaged by any Buyer), relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. The Buyer shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions, retained by the Buyer or its Affiliates (not for such fees or commissions for any Person engaged by the Company), relating to or arising out of the transactions contemplated hereby. The Buyer shall pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

          (f) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

          (g) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on December 22, 2003, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Debenture, the form of Warrant and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). As of the filing of the 8-K Filing with the SEC, unless required pursuant to Section 3(i) of the Registration Rights Agreement, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. Unless required pursuant to Section 3(i) of the Registration Rights Agreement, the Company shall not, and shall use its reasonable best efforts to cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public

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disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

          (h) Additional Debentures; Variable Securities; Additional Registration Statement. For so long as any Buyer beneficially owns any Debentures, the Company will not issue any Debentures and the Company shall not issue any other securities that would cause a breach or default under the Debentures. For long as any Debentures remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Debentures) with respect to the Common Stock under any into which any Debenture is convertible. Until such time as the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC, the Company will not file a registration statement under the 1933 Act relating to securities that are not the Securities, other than a registration statement on Form S-8 in order to register increases in the shares underlying equity incentive or stock option plans in existence as of the date of this Agreement.

          (i) Corporate Existence. So long as any Buyer beneficially owns greater than ten percent of the Debentures issued hereunder, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets in compliance with the terms of the Debentures.

          (j) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

          (k) Right of Participation.

               (i) For a period of 18 months following the Closing Date, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange or reserve or set aside for issuance, sale or exchange (a “Future Issuance”), (A) any shares of Common Stock, (B) any other equity security of the Company, including without limitation shares of preferred stock, (C) any debt security of the Company (other than debt with no equity feature), including without limitation any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (D) any security of the Company that is a combination of debt and equity, or (E) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell (in the case of public offerings, to the extent permitted by the SEC and other applicable laws, as reasonably determined by the Company upon consultation with counsel) the Offered Securities (as defined)

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to the Buyers (in all respects upon identical terms and conditions, including, without limitations, unit price and interest rates) as follows: The Company shall offer to sell to each Buyer (1) that portion of the Offered Securities as the amount of Securities acquired by such Buyer at the Closing bears to the total amount of Securities acquired by all Buyers at the Closing (the “Basic Amount”), and (2) such additional portion of the Offered Securities as such Buyer shall indicate it will purchase should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Buyer (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of 10 days from receipt of the Offer. “Offered Securities” means the aggregate amount of the securities being issued or sold in the Future Issuance less any Securities offered to other stockholders of the Company pursuant to agreements existing as of the date hereof and set forth on Schedule 3(p) of the Disclosure Schedule; provided, however, that with respect to Future Issuances that are underwritten public offerings, “Offered Securities” means the Buyers’ pro rata share of the aggregate amount of securities being issued or sold in such Future Issuance, calculated on a fully diluted basis assuming the full conversion of the Debentures and exercise of the Warrants and all other Options and Convertible Securities then outstanding.

               (ii) Notice of each Buyer’s intention to accept, in whole or in part, any Offer made pursuant to Section 4(k)(i) shall be evidenced by a writing signed by such Buyer and delivered to the Company prior to the end of the 10-day period of such Offer, setting forth such of the Buyer’s Basic Amount as such Buyer elects to purchase (the “Notice of Acceptance”).

               (iii) Permitted Sales of Refused Securities. If Notices of Acceptance are not given in a timely fashion by the Buyers in respect of all the Offered Securities, the Company shall have 120 days from the expiration of the period set forth in Section 4(k)(i) to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”) (as well as the other securities proposed to be issued in a Future Issuance) to any other Person or Persons, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

               (iv) Reduction in Amount of Offered Securities. If the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(k)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which such Buyer elected to purchase pursuant to Section 4(k)(ii) multiplied by a fraction, (A) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (B) the denominator of which shall be the amount of all Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have been offered to the Buyers in accordance with Section 4(k).

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               (v) Closing. Upon each closing under this Section 4(k), which shall include full payment to the Company, the Buyer shall purchase from the Company, and the Company shall sell to the Buyer the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(k)(iv) if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company and the Buyers and their respective counsel, provided that such purchase agreement shall not contain terms more favorable than any terms originally stipulated in connection with the Offered Securities.

               (vi) Further Sale. In each case, any securities proposed to be issued in a Future Issuance that are not purchased by the Buyers or other Person or Persons in accordance with Section 4 may not be sold or otherwise disposed of until they are again offered to the Buyers to the same extent, and under the procedures specified in, Section 4(k).

               (vii) Exception. The rights of the Buyers under this Section 4(k) shall not apply to: (A) Common Stock issued as a stock dividend to all holders of Common Stock or upon any subdivision or combination of shares of Common Stock, (B) Securities issued to a Buyer pursuant to terms of the Debentures or upon exercise of the Warrants or issued upon conversion or exercise of any other currently outstanding securities of the Company pursuant to the terms of such securities, (C) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $20,000,000 (other than an “at the market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”), (D) in connection with any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director of, or consultant or other service provider to, the Company for services provided to the Company, (E) securities issued not primarily for capital raising purposes and in connection with bona fide, arm’s length strategic partnerships, acquisitions or joint ventures (including, without limitation, licenses, licensors, customer and vendors) in which there is a significant commercial relationship with the Company, and (F) with the prior written approval of a majority in interest of the Buyers, which will not be unreasonably withheld, conditioned or delayed (collectively, “Excluded Securities”).

          (l) Disclosures. Concurrently with or prior to the 8-K Filing, the Company shall make a reasonable determination and shall publicly disclose all material, nonpublic information provided to the Buyers, including, without limitation, any material information relating to the Aether Acquisition (as defined below).

          (m) Proxy Statement. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called and held not later than June 30, 2004 if the SEC does not review the Company’s preliminary proxy materials and not later than September 30, 2004 in the event of such an SEC review (the “Stockholder Meeting Deadline”), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and a counsel of their choice (at Buyers’

20

expense, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of the Company’s issuance of all of the Securities as described in the Transaction Documents in accordance with and as required by applicable law and the rules and regulations of the Principal Market (such affirmative approval of the Resolutions being referred to herein as the “Stockholder Approval”), and the Company shall use its best efforts to solicit its stockholders’ approval of the foregoing and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the foregoing. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. Notwithstanding the foregoing, the Company may, at its option, attempt to secure the Stockholder Approval via written consent without the Stockholder Meeting. The Company represents and warrants that the affirmative vote of a majority of the votes entitled to be cast at the Stockholder Meeting is all that is required for the Stockholder Approval.

     5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

          (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Debentures or Warrants), a register for the Debentures and the Warrants, in which the Company shall record the name and address of the Person in whose name the Debentures and the Warrants have been issued (including the name and address of each transferee), the principal amount of Debentures held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during normal business hours for inspection of any Buyer or its legal representatives.

          (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Repayment Shares, the Interest Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon issuance of the Repayment Shares or Interest Shares or conversion of the Debentures or exercise of the Warrants in the form of Exhibit F attached hereto (the "Irrevocable Transfer Agent Instructions”). The Company agrees that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, except as required by applicable law, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents, subject to applicable securities laws. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment, subject to applicable federal and state securities laws and the terms and conditions of the Transaction Documents. In the event that such sale, assignment or transfer involves Conversion Shares, Repayment Shares, Interest Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations

21

hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Common Shares, the Debentures and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          (b) Such Buyer and each other Buyer shall have delivered to the Company the Common Share Purchase Price and, if applicable, the Debenture Purchase Price (less, in the case of The Riverview Group LLC, the amounts withheld pursuant to Section 4(e)) for the Common Shares and the related Warrants and, if applicable, the Debentures, being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (c) The representations and warranties of such Buyer shall be true and correct in all material respects (except for representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects (except for covenants, agreements and conditions that are qualified by materiality, which shall be complied with in all respects) with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date. The Company shall have received a certificate, executed by an authorized officer of such Buyer, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit I-1.

     7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

     The obligation of each Buyer hereunder to purchase the Common Shares, the Debentures, if applicable, and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

     (a) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) the certificates for the Common Shares (in such denominations

22

as such Buyer shall request), (iii) if applicable, the Debentures (in such principal amounts as such Buyer shall request) and (iv) the related Warrants (in such amounts as such Buyer shall request), in each case as being purchased by such Buyer at the Closing pursuant to this Agreement.

          (b) Such Buyer shall have received the opinion of Piper Rudnick LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit G attached hereto.

          (c) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

          (d) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company Maryland State Department of Assessments and Taxation (the “MDSDAT”), as of a date within 10 days of the Closing Date.

          (e) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the MDSDAT within 10 days of the Closing Date.

          (f) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer (the “Resolutions”), (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit H.

          (g) The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects (except for covenants, agreements and conditions that are qualified by materiality, which shall be complied with in all respects) with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit I-2.

          (h) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

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          (i) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

          (j) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Common Shares, the Debentures and the Warrants.

          (k) The Voting Agreement shall have been executed and delivered to the Buyers by the shareholders party thereto as of the date hereof.

          (l) The consummation of the acquisition contemplated by and set forth in that certain Purchase Agreement by and among Aether Systems, Inc., a Delaware corporation, TSYS Acquisition Corp., a Maryland corporation, and the Company, dated December 18, 2003 (the Aether Acquisition”), shall have occurred prior to or simultaneous with the Closing.

     8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before January 31, 2004 due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated by the Buyer as a nonbreaching party to this Agreement pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(e) above.

     9. MISCELLANEOUS.

          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such

24

service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement and the documents referenced herein and the non-disclosure agreement previously entered into by the parties hereto supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of a majority of the Common Shares, or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the Common Shares, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Common Shares and Debentures, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the Buyers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Common Shares, the Debentures or holders of the Warrants, as the case may be.

          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt,

25

when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

TeleCommunication Systems, Inc. 275 West Street, Suite 400 Annapolis, Maryland 21401 Telephone: (410) 263-7616 Facsimile: (410) 263-7617 Attention: Thomas M. Brandt, Jr.

with a copy (which shall not constitute notice) to:

Piper Rudnick LLP 6225 Smith Avenue Baltimore, Maryland 21209-3600 Telephone: (410) 580-3000 Facsimile: (410) 580-3001 Attention: Wilbert H. Sirota, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Telephone: (718) 921-8206 Facsimile: (718) 921-8336 Attention:

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares, the Debentures or the Warrants. The Company shall not assign this

26

Agreement or any rights or obligations hereunder without the prior written consent of the holders of a majority of the Common Shares, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 5 of the Debentures) with respect to which the Company is in compliance with Section 5 of the Debentures and Section 4(b) of the Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

          (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall, assuming Buyer and its Indemnitees have complied with all of the terms and conditions of the Transaction Documents, defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any material breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of the Buyer or holder of the Securities as an investor in the Company other than in connection with affirmative actions taken

27

by the Buyer which are not pursuant to or contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnification obligations set forth in this Section 9(k) shall not apply to any Indemnified Liability that is judicially determined on the merits to have been caused primarily by the gross negligence, bad faith, willful misfeasance, or reckless disregard of obligations or duties on the part of the Buyer or its Indemnitees. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

          (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (o) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group

28

with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:		BUYER:

TELECOMMUNICATION SYSTEMS, INC.		THE RIVERVIEW GROUP LLC

By:	/s/ Maurice Tosé	By:	/s/ Terry Feeney

	Name: Maurice Tosé Title: Chief Executive Officer		Name: Terry Feeney Title: Chief Operating Officer

     IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

033 GROWTH PARTNERS I, L.P.

By:	/s/ Lawrence C. Longo, Jr.

Name: Lawrence C. Longo, Jr.
Title: Chief Operating Officer

033 GROWTH PARTNERS II, L.P.

By:	/s/ Lawrence C. Longo, Jr.

Name: Lawrence C. Longo, Jr.
Title: Chief Operating Officer

033 GROWTH INTERNATIONAL FUND, LTD.

By:	/s/ Lawrence C. Longo, Jr.

Name: Lawrence C. Longo, Jr.
Title: Chief Operating Officer

OYSTER POND PARTNERS, L.P.

By:	/s/ Lawrence C. Longo, Jr.

Name: Lawrence C. Longo, Jr.
Title: Chief Operating Officer

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
			Aggregate Principal
		Number of Common	Amount of	Number	Legal Representative's
Buyer	Address and Facsimile Number	Shares	Debentures	of Warrants	Address and Facsimile Number

The Riverview Group LLC	666 Fifth Avenue, 8th Floor New York, New York 10103 Attention: Daniel Cardella Facsimile: (212) 977-1667 Telephone: (212) 841-4100 Residence: Delaware	682,144	$15,000,000	170,536	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000

033 Growth Partners I, L.P.	c/o 033 Asset Management, LLC 125 High Street, Suite 1405 Olive Street Towers Boston, MA 02110 Attention: Larry Longo Facsimile: (617) 371-2002 Telephone: (617) 371-2015 Residence: Delaware	368,951	$0	92,237

033 Growth Partners II, L.P.	c/o 033 Asset Management, LLC 125 High Street, Suite 1405 Olive Street Towers Boston, MA 02110 Attention: Larry Longo Facsimile: (617) 371-2002 Telephone: (617) 371-2015 Residence: Delaware	103,009	$0	25,752

(1)	(2)	(3)	(4)	(5)	(6)
			Aggregate Principal
		Number of Common	Amount of	Number	Legal Representative's
Buyer	Address and Facsimile Number	Shares	Debentures	of Warrants	Address and Facsimile Number

033 Growth International Fund, Ltd.	c/o 033 Asset Management, LLC 125 High Street, Suite 1405 Olive Street Towers Boston, MA 02110 Attention: Larry Longo Facsimile: (617) 371-2002 Telephone: (617) 371-2015 Residence: Bermuda	161,262	$0	40,316

	c/o 033 Asset Management, LLC 125 High Street, Suite 1405 Olive Street Towers Boston, MA 02110 Attention: Larry Longo
Oyster Pond Partners, L.P.	Facsimile: (617) 371-2002 Telephone: (617) 371-2015 Residence: Delaware	48,922	$0	12,231

EXHIBITS

Exhibit A	Form of Debentures
Exhibit B	Form of Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Disclosure Schedules
Exhibit E	Form of Voting Agreement
Exhibit F	Form of Irrevocable Transfer Agent Instructions
Exhibit G	Form of Company Counsel Opinion
Exhibit H	Form of Secretary's Certificate
Exhibit I-1	Form of Buyer Officer's Certificate
Exhibit I-2	Form of Company Officer's Certificate

EXHIBIT A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY ONLY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (C) RULE 144(K) UNDER SAID ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS DEBENTURE SHOULD CAREFULLY REVIEW THE TERMS OF THIS DEBENTURE, INCLUDING SECTIONS 3(c)(iii) AND 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS DEBENTURE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS DEBENTURE.

SUBORDINATED CONVERTIBLE DEBENTURE

Issuance Date: , 2004	Principal: U.S. $15,000,000

     FOR VALUE RECEIVED, TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), hereby promises to pay to the order of THE RIVERVIEW GROUP LLC or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) in the manner set forth herein on any outstanding Principal at the rate of 3.00% per annum, subject to periodic adjustment pursuant to Section 2 (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Subordinated Convertible Debenture (including all Subordinated Convertible Debentures issued in exchange, transfer or replacement hereof, this “Debenture”) is one of an issue of Subordinated Convertible Debentures (collectively, the “Debentures” and such other Subordinated Convertible Debentures, the “Other Debentures”) issued on the Issuance Date pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 28.

     (1) MATURITY. On the Maturity Date, the Holder shall surrender this Debenture to the Company and the Company shall pay to the Holder an amount in cash or, at the option of the Company (subject to the satisfaction of the conditions set forth in this Section 1), in shares of Common Stock (“Repayment Shares”), or a combination of cash and Repayment Shares, representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any; provided that the Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any payable on the Maturity Date may be payable in Repayment Shares (subject to the proviso set forth below) only if the Company delivers written notice of such election (“Maturity Date Payment Election Notice”) to each holder of the Debentures at least 15 Trading Days prior to the Maturity Date (a “Maturity Payment Election Date”). The “Original Maturity Date” shall be                          , 20091, as extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten days after the consummation of a Change of Control (as defined in Section 5(a)) in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(a)) is delivered prior to the Maturity Date (as such Original Maturity Date may be extended pursuant to clause (i) or (ii) above, the “Maturity Date”). Payments to be made on the Maturity Date in Repayment Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (a) the Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any, payable and (b) the Maturity Date Conversion Price on the Maturity Date. If any Repayment Shares are to be paid on the Maturity Date, then the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Repayment Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the Maturity Date, to such address as specified at least two Business Days prior to the Maturity Date by the Holder in writing to the Company, a certificate, registered in the name of the Holder or its designee, for the number of Repayment Shares to which the Holder shall be entitled. Notwithstanding the foregoing, the Company shall not be entitled to make any payment due on the Maturity Date in Repayment Shares and shall be required to make all of such payment in cash on the Maturity Date if, unless consented to in writing by the Holder, (x) any event constituting an Event of Default or an event that with the passage of time and assuming it were not cured would constitute an Event of Default has occurred and is continuing on the applicable Maturity Payment Election Date or the Maturity Date, (y) (i) the Registration Statement (as defined in the Registration Rights Agreement) covering the Repayment Shares is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) relating to this Debenture on the Maturity Payment Election Date or on the Maturity Date and (ii)

[1]	Insert fifth (5th) anniversary of Issuance Date

the Holder is not able to sell all of the Registrable Securities held by them pursuant to Rule 144(k) or (z) the Company has not obtained the Stockholder Approval (as defined in the Securities Purchase Agreement). The Company shall pay any and all taxes (other than income taxes which shall be payable by the Holder) that may be payable with respect to the issuance and delivery of Repayment Shares. If the Company elects to pay the amounts due on the Maturity Date by a combination of cash and Repayment Shares, then any conversions made by the holder prior to the Maturity Date shall be applied first to the amount of Repayment Shares which the Company has elected to pay and then against the amount to be paid by cash under the Maturity Date Payment Election Notice.

     (2) INTEREST; INTEREST RATE. Interest on this Debenture shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the first day of each Semi-Annual Period during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being July 1, 2004. Interest shall be payable on each Interest Date, at the option of the Company, (i) in cash, (ii) by way of inclusion in the Conversion Amount in accordance with Section 3(b)(i), or (iii) subject to the satisfaction of the conditions set forth in this Section 2, in shares of Common Stock (“Interest Shares”); provided, that the Interest which accrued during any period shall be payable in Interest Shares only if the Company delivers written notice of such election (“Interest Election Notice”) to each holder of the Debentures at least ten (10) Trading Days prior to the Interest Date (an “Interest Election Date”). Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (a) the Interest payable on such debt and (b) the Interest Conversion Price on the applicable Interest Date. If any Interest Shares are to be paid on an Interest Date, then the Company shall (X) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the applicable Interest Date, to such address as specified at least two Business Days prior to the applicable Interest Date by the Holder in writing to the Company, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled. Notwithstanding the foregoing, the Company shall not be entitled to pay Interest in Interest Shares and shall be required to pay such Interest in cash on the applicable Interest Date if, unless consented to in writing by the Holder, (x) any event constituting an Event of Default or an event that with the passage of time and assuming it were not cured would constitute an Event of Default has occurred and is continuing on the applicable Interest Election Date or the Interest Date, (y) (i) the Registration Statement (as defined in the Registration Rights Agreement) covering the Interest Shares is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) relating to this Debenture on the Interest Election Date or on the Interest Date and (ii) the Holder is not able to sell all of the Registrable Securities held by them pursuant to Rule 144(k) or (z) the

Company has not obtained the Stockholder Approval. Prior to the payment of Interest on an Interest Date, Interest on this Debenture shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i). From and after the occurrence of an Event of Default, the Interest Rate shall be increased to 12%. In the event that such Event of Default is subsequently cured or waived, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure or waiver; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure and waiver of such Event of Default. The Company shall pay any and all taxes (other than income taxes which shall be payable by the Holder) that may be payable with respect to the issuance and delivery of Interest Shares.

     (3) CONVERSION OF DEBENTURES. This Debenture shall be convertible into shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

          (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

          (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, and subject to adjustment as provided herein, $5.3753

          (c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 9:30 a.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Debenture to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Debenture in the case of its loss, theft or destruction). On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent (a “Confirmation Receipt”). On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Debenture is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Debenture at the time of such conversion is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Debenture required to be converted on the Mandatory Conversion Date.

(ii) Company’s Failure to Timely Convert. Subject to Section 3(d), if the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date, provided, that if the Company shall not have timely delivered a Confirmation Receipt, the Holder shall have retransmitted by facsimile its Conversion Notice on or prior to the date which is three Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 1.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Weighted Average Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Debenture that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion, redemption or repayment of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Debenture. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Debentures for the same Conversion Date and the Company can convert some, but not all, of such portions of the Debentures submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Debentures electing to have Debentures converted on such date a pro rata amount of such holder’s portion of its Debentures submitted for conversion based on the principal amount of Debentures submitted for conversion on such date by such holder relative to the aggregate principal amount of all Debentures submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Debenture, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23, and failure to convert the amount in dispute shall not constitute a default during pendency of dispute.

          (d) Limitations on Conversions.

(i) Beneficial Ownership. Notwithstanding anything to the contrary set forth in this Debenture, the Company shall not effect any conversion of this Debenture, and the Holder of this Debenture shall neither solicit the conversion nor have the right to convert any portion of this Debenture pursuant to Section 3, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, such Holder (together with such Holder’s affiliates) shall be deemed to beneficially own of the shares of Common Stock issuable upon conversion of this Debenture with respect to which the determination of such sentence is being made, but shall not be deemed to beneficially own shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Debenture and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Debentures or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock, on any determination date, as reflected in (x) the Company’s Form 10-Q or Form 10-K most recently filed, (y) a more recent public announcement by the Company or (z) any other notice by the Company setting forth the number of shares of Common Stock outstanding provided pursuant to the next sentence. For any reason at any time, upon the written request of the Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. Any Conversion Notice requesting a conversion that, after giving effect to such conversion, would result in a violation of this Section 3(d)(i) shall be null and void as to the portion of such Conversion Notice that would be in violation of this Section 3(d)(i) as if never delivered to the Company.

(ii) Principal Market Regulation. Notwithstanding anything to the contrary set forth in this Debenture, the Company shall not be obligated to issue any shares of Common Stock upon conversion of this Debenture if the issuance of such shares of Common Stock (individually or together with all other shares of Common Stock issued or issuable now or in the future pursuant to (i) this Debentures, (ii) the other Debentures issued by the Company pursuant to the Securities Purchase Agreement, (iii) the Warrants issued pursuant to the Securities Purchase Agreement, or (iv) the Securities Purchase Agreement) would exceed that number of shares of Common Stock which the Company may issue upon conversion of this Debenture without triggering the stockholder approval requirements of Rule 4350(i) under the rules of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market and in accordance with applicable law for issuances of Common Stock in excess the threshold amount in such rule or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the Debentures representing at least a majority of the principal amounts of the Debentures then outstanding. Until such approval or written opinion is obtained, no purchaser of the Debentures, Warrants or shares of Common Stock pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued, upon conversion of Debentures or exercise of the Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Debentures initially issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all Debentures initially issued to the Purchasers pursuant to the Securities Purchase Agreement (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Debentures, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Debentures shall convert all of such holder’s Debentures into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Debentures on a pro rata basis in proportion to the aggregate principal amount of the Debentures then held by each such holder. Any Conversion Notice requesting a conversion that, after giving effect to such conversion, would result in a violation of this Section 3(d) shall be null and void as to the portion of such Conversion Notice that would be in violation of this Section 3(d) as if never delivered to the Company.

          (4) RIGHTS UPON EVENT OF DEFAULT.

               (a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is 60 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Debentures for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of more than an aggregate of 20 Trading Days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(ii) the suspension from trading or failure of the Common Stock to be listed on the Principal Market, The Nasdaq SmallCap Market or The New York Stock Exchange, Inc. for a period of 10 consecutive Trading Days or for more than an aggregate of 20 Trading Days in any 365-day period;

(iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) written notice to any holder of the Debentures, including by way of public announcement or through any of its agents, at any time, of its express intention not to comply with a request for conversion of any Debentures into shares of Common Stock that is tendered in accordance with the provisions of the Debentures;

(iv) at any time following the 20th consecutive Business Day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Debenture (without regard to any limitations on conversion set forth in Section 3(d)(i) or otherwise);

(v) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Debenture or any other Transaction Document (as defined in the Securities Purchase Agreement), certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least seven Business Days after the Company has received notice of such failure to pay from the Holder;

(vi) any redemption of or acceleration prior to maturity of any material Indebtedness (as defined in Section 3(s) of the Securities Purchase Agreement) of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) other than with respect to any Other Debentures;

(vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(ix) a final non-appealable judgment or judgments for the payment of money aggregating in excess of $1,500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $1,500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

(x) the Company breaches, in any material respect, any representation, warranty, covenant or other term or condition of this Debenture or any other Transaction Document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby to which the Holder is a party, except, in the case of a breach of covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days of the Company’s receipt of notice of same; or

(xi) any breach or failure in any respect to comply with Section 14 of this Debenture.

               (b) Redemption Right. Promptly after the Company becomes aware of the occurrence of an Event of Default with respect to this Debenture or any Other Debenture, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Debenture by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the facts constituting the Event of Default and the portion of this Debenture the Holder is electing to redeem. Each portion of this Debenture subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11.

          (5) RIGHTS UPON CHANGE OF CONTROL.

               (a) Change of Control. Each of the following events shall constitute a “Change of Control”:

(i) the consolidation, merger or other business combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

(ii) the sale or transfer of all or substantially all of the Company’s assets; or

(iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock (exclusive of Repayment Shares and Interest Shares).

No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but in any event not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”).

               (b) Assumption. Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company’s assets or Common Stock or any successor (other than the Company) resulting from such Change of Control (in each case, an “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding) to deliver to each holder of Debentures in exchange for such Debentures, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures then held by such holder, and reasonably satisfactory to the holders of Debentures representing at least a majority of the principal amount of the Debentures then outstanding. In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding may elect to treat such Person as the Acquiring Entity for purposes of this Section 5(b).

               (c) Redemption Right. At any time during the period beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control and ending 10 days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Debenture by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Debenture subject to redemption pursuant to this Section 5(c) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the Weighted Average Price of the Common Stock for the full Trading Day immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) 125% of the Conversion Amount being redeemed (the “Change of Control Redemption Price”). Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with a Change of Control.

          (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

               (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without taking into account any limitations or restrictions on the convertibility of this Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (b) Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Debenture initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding.

          (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

               (a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the greater of (x) the New Securities Issuance Price and (y) $2.50 (subject to adjustment for any stock split, stock dividend, stock combination or other similar transaction after the Issuance Date) (the “Price Floor”). For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options, other than Excluded Securities, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then, solely for purposes of this Section 7, such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, other than Excluded Securities, and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then, solely for purposes of this Section 7, such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect to a Conversion Price greater than the Conversion Price in effect on the Issuance Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date).

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Debentures representing at least a majority of the principal amounts of the Debentures, unless the Board of Directors of the Company shall have obtained a fairness opinion from an independent financial advisor in which case the fair value shall be as stated in such fairness opinion. If, in the absence of a fairness opinion, such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined in accordance with Section 23 hereof.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

               (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors, in their reasonable discretion, will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

          (8) COMPANY’S RIGHT OF MANDATORY CONVERSION AND PREPAYMENT; HOLDER’S RIGHT TO REQUIRE REPAYMENT.

               (a) (i) Mandatory Conversion. If at any time from and after                      , 20062, the arithmetic average of the Weighted Average Price of the Common Stock exceeds 200% of the Conversion Price as of the Issuance Date (subject to adjustments pursuant to the terms and conditions of this Debenture) for each of any 30 consecutive Trading Days (the “Mandatory Conversion Measuring Period”) and the Conditions to Mandatory Conversion (as set forth in Section 8(c)) are satisfied or waived in writing by the Holder, the Company shall have the right to require the Holder to convert all or any such portion of the Conversion Amount of this Debenture designated in the Mandatory Conversion Notice into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”). The Company may exercise its right to require conversion under this Section 8(a) by delivering within not more than fifteen (15) Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Debentures and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the holders received such notice is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall be irrevocable.

                  (ii) Prepayment. Notwithstanding anything to the contrary contained in this Agreement, at any time after the Company has completed a Qualified Public Offering and as long as the Conditions to Optional Prepayment (as defined in Section 8(a)(iii) below) are satisfied or waived in writing by the Holder, the Company shall have the right to prepay all or any such portion of the outstanding Principal (the “Prepayment Portion”) for an amount in cash equal to 120% of the sum of the Prepayment Portion plus all accrued and unpaid Interest and accrued and unpaid Late Charges thereon, if any (such amount, the “Prepayment Premium Amount”). The Company may exercise its rights to prepay the Debenture as set forth hereunder by delivering written notice to the Holder at least twenty (20) Trading Days and no more than sixty (60) Trading Days prior to the effectiveness of such election indicating the date of effectiveness of delivery of a written notice election (the “Prepayment Notice”), the

[2] Insert second (2nd) anniversary of Issuance Date

Prepayment Portion, and the Prepayment Premium Amount (the date of effectiveness being referred to as the “Prepayment Effectiveness Date”). The Company shall deliver payment of the Prepayment Premium Amount on the applicable Prepayment Effectiveness Date by wire transfer of immediately available funds or by delivery of a certified check. A prepayment election hereunder shall be irrevocable unless waived by the Holder.

                  (iii) Conditions to Optional Prepayment. For purposes of this Section 8, “Conditions to Optional Prepayment” means the following conditions: (i) during the period commencing on the date of delivery of a Prepayment Notice under Section 8(a)(ii) above and the date of actual payment of the applicable Prepayment Premium Amount (such period, the “Optional Prepayment Period”), the Company shall have delivered shares of Common Stock upon any conversion of Conversion Amounts on a timely basis as set forth in Section 3(c)(i) and delivered shares of Common Stock upon exercise of any Warrants or on a timely basis as set forth in Section 1(a) of the Warrants; (ii) on each day during the Optional Prepayment Period, the Common Stock shall be listed on the Principal Market, The Nasdaq SmallCap Market or The New York Stock Exchange, Inc. and delisting or suspension by such market or exchange shall not have been threatened either (A) in writing by such market or exchange or (B) by falling below the minimum listing maintenance requirements of such market or exchange; (iii) during the Optional Prepayment Period, there shall not have occurred (x) the public announcement of a pending, proposed or intended Change of Control which has not been abandoned, terminated or consummated, or (y) an Event of Default; (iv) on each day of the Optional Prepayment Period either (x) the Registration Statement or Registration Statements required pursuant to the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Debentures and shares of Common Stock issuable upon exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; and (v) the Company otherwise shall have been in material compliance with and shall not have breached, in any material respect, any provision, covenant, representation or warranty of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, any of the Debentures or any other Transaction Document (as defined in the Securities Purchase Agreement).

          (b) Pro Rata Conversion/Prepayment Requirement. If the Company elects to cause a conversion of all or any portion of the Conversion Amount of this Debenture pursuant to Section 8(a)(i) or to prepay this Debenture in accordance with Section 8(a)(ii), then it must simultaneously take the same action with respect to the Other Debentures. If the Company elects to cause the conversion of this Debenture pursuant to Section 8(a) (or similar provisions under the Other Debentures), with respect to less than all of the Conversion Amounts of the Debentures then outstanding (or similar provisions under the Other Debentures) or elects to prepay less than all of the Conversion Amounts of the Debentures then outstanding in accordance with Section 8(a)(ii), then the Company shall require conversion of or prepay a Conversion Amount from each of the holders of the Debentures equal to the product of (I) the aggregate Conversion Amount of Debentures which the Company has elected to cause to be converted pursuant to Section 8(a)(i) or to prepay pursuant to Section 8(a)(ii), multiplied by (II) the fraction, the numerator of which is the sum of the aggregate principal amount of the Debentures purchased by such holder pursuant to the Securities Purchase Agreement and the denominator of which is the sum of the aggregate principal amount of the Debentures then outstanding and purchased by all holders pursuant to the Securities Purchase Agreement (such fraction with respect to each holder is referred to as its “Allocation Percentage,” and such amount with respect to each holder is referred to as its “Pro Rata Amount”). In the event that the initial holder of any Debentures shall sell or otherwise transfer any of such holder’s Debentures, the transferee shall be allocated a pro rata portion of such holder’s Allocation Percentage. The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with Section 8(a), which Trading Day shall be at least 10 Business Days but not more than 60 Business Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (ii) the aggregate Conversion Amount of the Debentures which the Company has elected to be subject to mandatory conversion from all of the holders of the Debentures pursuant to this Section 8 (and analogous provisions under the Other Debentures), (iii) each holder’s Pro Rata Amount of the Conversion Amount of the Debentures the Company has elected to cause to be converted pursuant to this Section 8 (and analogous provisions under the Other Debentures) and (iv) the number of shares of Common Stock to be issued to such Holder as of the Mandatory Conversion Date. All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Debenture required to be converted on the Mandatory Conversion Date or permitted to be prepaid on the Prepayment Effectiveness Date. If the Company has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 3(c) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

          (c) Conditions to Mandatory Conversion. For purposes of this Section 8, “Conditions to Mandatory Conversion” means the following conditions: (i) during the Mandatory Conversion Measuring Period, the Company shall have delivered shares of Common Stock upon any conversion of Conversion Amounts on a timely basis as set forth in Section 3(c)(i) and delivered shares of Common Stock upon exercise of any Warrants or on a timely basis as set forth in Section 1(a) of the Warrants; (ii) on each day during the period beginning on the first Trading Day of the Mandatory Conversion Measuring Period and ending on and including the Mandatory Conversion Date, the Common Stock shall be listed on the Principal Market, The Nasdaq SmallCap Market or The New York Stock Exchange, Inc. and delisting or suspension by such market or exchange shall not have been threatened either (A) in writing by such market or exchange or (B) by falling below the minimum listing maintenance requirements of such market or exchange; (iii) during the Mandatory Conversion Measuring Period, there shall not have occurred (x) the public announcement of a pending, proposed or intended Change of Control which has not been abandoned, terminated or consummated, or (y) an Event of Default; (iv) on each day of the period beginning on the date of delivery of the Mandatory Conversion Notice and ending on the Mandatory Conversion Date either (x) the Registration Statement or

Registration Statements required pursuant to the Registration Rights Agreement shall be effective and available for the sale for all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Debentures and shares of Common Stock issuable upon exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (v) on each day of the period beginning on the Mandatory Conversion Date and ending thirty Trading Days thereafter either (x) the Registration Statements required pursuant to the Registration Rights Agreement shall be expected to be effective and available for the sale of at least all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Debentures and shares of Common Stock issuable upon exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; and (vi) the Company otherwise shall have been in material compliance with and shall not have breached, in any material respect, any provision, covenant, representation or warranty of any Transaction Document.

          (d) Holder’s Right to Require Redemption. If the Weighted Average Price of the Common Stock is less than the Conversion Price on either the ten consecutive Trading Days immediately preceding the second anniversary or third anniversary of the Issuance Date, the Holder shall have the right, in its sole discretion, to require that the Company redeem all or any portion of the Conversion Amount of this Debenture (a “Holder Optional Redemption”) by delivering written notice thereof (a “Holder Optional Redemption Notice”) to the Company within thirty days after the second anniversary or third anniversary of the Issuance Date, as applicable, which Holder Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Debenture subject to redemption pursuant to this Section 8(d) shall be redeemed by the Company in cash at a price equal to the Conversion Amount being redeemed (the “Holder Optional Redemption Price”). Redemptions required by this Section 8(d) shall be made in accordance with the provisions of Section 11.

     (9) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take all action as may be required to reasonably protect the rights of the Holder of this Debenture.

     (10) RESERVATION OF AUTHORIZED SHARES.

          (a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Debentures equal to 150% of the Conversion Rate with respect to the Conversion Amount of each such Debenture as of the Issuance Date. Thereafter, the Company, so long as any of the

Debentures are outstanding, shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Debentures then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Debentures and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Debentures based on the principal amount of the Debentures held by each holder at the time of Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Debentures, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the principal amount of the Debentures then held by such holders.

          (b) Insufficient Authorized Shares. If at any time while any of the Debentures remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Debentures then outstanding. Without limiting the generality of the foregoing sentence, as soon as reasonably practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

     (11) HOLDER’S REDEMPTIONS.

          (a) Mechanics. In the event that the Holder has sent a Redemption Notice to the Company pursuant to Section 4(b) or Section 5(c), the Holder shall promptly submit this Debenture to the Company. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within 10 Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice otherwise. In the event that the Holder has sent a Holder Optional Redemption Notice pursuant to Section 8(d), the Company shall deliver the Holder Optional Redemption Price within 45 days after the Company’s receipt of the Holder Optional Redemption Notice and upon receipt of such payment, the Holder shall promptly deliver this Debenture to the Company. In the event of a redemption of less than all of the Conversion Amount of this Debenture, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Redemption Price or Holder Optional Redemption to the Holder (or deliver any Common Stock to be issued pursuant to a Company Redemption Share Notice) within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price (and issues any Common Stock required pursuant to a Company Redemption Share Notice) in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Debenture representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (or any Common Stock required to be issued pursuant to a Company Redemption Share Notice) (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Debenture, or issue a new Debenture (in accordance with Section 18(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Debenture or such new Debentures shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the greater of (I) the Price Floor and (II) the Weighted Average Price, on the date on which the Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

          (b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Debentures for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. The Holder shall have five Business Days from receipt of such facsimile copy of such Other Redemption Notice to deliver a Redemption Notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices during such five Business Day period and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such five Business Day period.

     (12) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock, other than the repurchase of restricted stock from terminated employees or the redemption of any shares of preferred stock or payment of dividends or redemptions required to be paid pursuant to the terms of any securities existing on the date hereof, without the prior express written consent of the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding.

     (13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Debenture, except as required by law and as expressly provided in this Debenture.

     (14) RANK; ADDITIONAL INDEBTEDNESS; LIENS.

          (a) Rank. All payments due under this Debenture (a) shall rank pari passu with all Other Debentures and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries, other than Permitted Senior and Pari Passu Indebtedness (as defined below), except as otherwise provided in the last sentence of the definition of “Senior Debt” set forth in Section 28(b).

          (b) Incurrence of Indebtedness. So long as this Debenture is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Debenture and the Other Debentures and (ii) Permitted Indebtedness. As used herein, “Permitted Indebtedness” means (A) an aggregate amount of Indebtedness that is senior or pari passu in right of payment to the Debentures (collectively, “Permitted Senior and Pari Passu Indebtedness”) not to exceed at any one time $25,000,000 and (B) Permitted Subordinated Indebtedness. “Permitted Subordinated Indebtedness” means Indebtedness that (x) is made expressly subordinate in right of payment to the Indebtedness evidenced by this Debenture and the Other Debentures on terms reasonably satisfactory to the holders of Debentures representing not less than a majority of the aggregate principal amount of the then outstanding Debentures and (y) does not provide at any time for the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until at least 91 days after the Maturity Date.

          (c) Existence of Liens. So long as this Debenture is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens. As used herein, “Permitted Liens” means (i) Liens incurred to secure Permitted Senior and Pari

Passu Indebtedness, (ii) statutory Liens for current taxes not yet due, (iii) purchase money Liens on equipment or other property acquired or held by the Company or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or Liens existing on such equipment at the time of its acquisition; provided,however, that no such Lien shall extend to or cover any other property of the Company or any of its Subsidiaries; and (iv) other Liens imposed by law (such a materialmen’s, mechanics’, carriers’, worker’s and repairman’s Liens).

     (d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness that is not, to the extent expressly permitted by this Debenture, expressly made senior in right of payment of the Debentures, the Other Debentures, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

          (15) PARTICIPATION. The Holder, as the holder of this Debenture, shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Debenture into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

          (16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, DEBENTURES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of Debentures representing not less than a majority of the aggregate principal amount of the then outstanding Debentures, shall be required for any change or amendment to this Debenture or the Other Debentures. Any election by the holders of Debentures representing at least a majority of the aggregate principal amount of the Debentures then outstanding shall bind the holders of all Debentures then outstanding.

          (17) TRANSFER. This Debenture may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

          (18) REISSUANCE OF THIS DEBENTURE.

          (a) Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 18(a), following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

          (b) Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section 18(d)) representing the outstanding Principal.

          (c) Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section 18(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

          (d) Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued but unpaid Interest and Late Charges on the Principal and Interest of this Debenture, from the Issuance Date.

     (19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture or any other Transaction Document, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the parties’ right to pursue actual and consequential damages for any failure by the other party hereto to comply with the terms of this Debenture; provided, however, that in no event shall any party recover more than once for the same losses or damages. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled to seek, in addition to all other available remedies, an injunction restraining any breach without the necessity of showing economic loss and without any bond or other security being required.

     (20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

     (21) CONSTRUCTION; HEADINGS. This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

     (22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Company or the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     (23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

     (24) NOTICES; PAYMENTS.

     (a) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

TeleCommunication Systems, Inc.
275 West Street, Suite 400
Annapolis, Maryland 21401
Telephone: (410) 263-7616
Facsimile: (410) 263-7617
Attention: Thomas M. Brandt, Jr.

with a copy (which shall not constitute notice) to:

Piper Rudnick LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
Telephone: (410) 580-3000
Facsimile: (410) 580-3001
Attention: Wilbert H. Sirota, Esq.

If to the Holder:

The Riverview Group LLC
666 Fifth Avenue, 8th Floor
New York, New York 10103
Facsimile: (212) 977-1667
Telephone: (212) 841-4100
Attention: Daniel Cardella

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Facsimile: (212) 593-5955
Telephone: (212) 756-2000
Attention: Eleazer Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

          The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within three Business Days upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least the same number of days prior to the date on which the Company provides notice to any other Person who has the right to receive notice of such an event (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. Notwithstanding the foregoing, Section 4(i) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Debenture.

          (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with written notice at least two Business Days prior to the due date of such payment setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts required to be paid under the Transaction Documents (as defined in the Securities Purchase Agreement) other than Interest which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 12% per annum from the date such amount was due until the same is paid in full (“Late Charge”).

     (25) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Debenture has been paid in full, this Debenture shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

     (26) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Debenture.

     (27) GOVERNING LAW. This Debenture shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Debenture shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

     (28) SUBORDINATION. To the extent there is any conflict between the provisions of this Section 28 and the other provisions of this Debenture, the provisions of this Section 28 shall control. By its acceptance of this Debenture, Holder and any subsequent holder hereof agrees to the terms and conditions of this Section 28.

          (a) Holder subordinates any security interest or lien that Holder may have in or in the future obtain in any property of the Company as security for the indebtedness evidenced by this Debenture (the “Subordinated Debt”) to any security interest or lien that any

Senior Debt Holder (as hereinafter defined) may have in or in the future obtain in any property of the Company as security for any Senior Debt (as hereinafter defined). Notwithstanding the respective dates of attachment or perfection of any security interest of Holder and the security interest of any Senior Debt Holder, the security interest of each Senior Debt Holder in the property of the Company securing the Senior Debt shall at all times be prior to the security interest of Holder in the property of the Company securing the Subordinated Debt. Nothing in this Section 28 shall be construed as any Senior Debt Holder’s consent for Holder to take a security interest or lien in any property of the Company.

          (b) All of the Subordinated Debt is subordinated in right of payment to all of the Senior Debt, whether now existing or hereafter arising, including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding. As used herein, the following terms shall have the respective meanings set forth below:

          “Debt Incurrence Notice” means a written notice delivered by the Company to the Holder promptly following the incurrence by the Company of any Senior Debt after the date hereof, which notice shall (i) set forth the name of the holder or holders of such Senior Debt, the principal amount of such Senior Debt, the maturity date of such Senior Debt and any collateral securing such Senior Debt, and (ii) shall include a certification by the Company that as of the date of such notice, after giving effect to the incurrence of the Senior Debt described therein, the aggregate principal amount of all indebtedness ranking senior to or pari passu with the Subordinated Debt does not exceed $25,000,000.

          “Senior Debt” means (i) all “Obligations” as defined in the SVB Loan Agreement, (ii) the indebtedness set forth in Schedule 28(b) hereto and (iii) any indebtedness incurred after the date hereof which has been identified to the Holder in a Debt Incurrence Notice as constituting Senior Debt, provided that, the aggregate principal amount of the obligations and other indebtedness described in clauses (i), (ii) and (iii), together with the aggregate principal amount of all other indebtedness ranking senior to or pari passu with the Subordinated Debt, shall not exceed $25,000,000. Any indebtedness or other obligation excluded from the definition of Senior Debt pursuant to the proviso to the preceding sentence shall rank pari passu with the Subordinated Debt, provided that nothing herein shall be deemed to (A) waive any rights the Holder may have against the Company or any other party as a result of a breach of Section 14(b) hereof or the failure of a certification in any Debt Incurrence Notice to be true and correct, or (B) limit the effectiveness of any agreement pursuant to which any indebtedness or other obligation excluded from the definition of Senior Debt is made subordinate to the Subordinated Debt.

          “Senior Debt Holder” means (i) Silicon Valley Bank and its successor and assigns, (ii) the holders of the indebtedness described in Schedule 28(b) hereto and their respective successors and assigns, and (iii) any person identified to the Holder in a Debt Incurrence Notice as the holder of Senior Debt, together with their respective successors and assigns, so long as each such person described in clauses (i), (ii) and (iii) continues to be a holder of Senior Debt.

          “Senior Event of Default” means an event of default under any Senior Debt, including an “Event of Default” as defined in the SVB Loan Agreement.

          “SVB Loan Agreement” means that certain Amended and Restated Loan and Security Agreement dated July                    , 2003, by and between Silicon Valley Bank and the Company, as amended, modified, restated, substituted, extended and renewed at any time and from time to time.

          (c) Holder will not demand or receive from the Company (and the Company will not pay to Holder) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Holder exercise any remedy with respect to any of the Senior Debt Holders’ collateral, nor will Holder commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company with respect to the Subordinated Debt (provided that, subject to the priorities set forth in this Section 28, the Holder may join and participate in, but not initiate, any bankruptcy proceeding with respect to the Company so long as the Holder does not interfere with any action taken by any Senior Debt Holder in such proceeding consistent with the terms set forth in this Section 28) for so long as any portion of the Senior Debt remains outstanding, provided,however, that (i) the Holder may receive, and the Company may pay (A) the outstanding principal under this Debenture on the Maturity Date or on such earlier date on which the Senior Debt has been accelerated (provided such acceleration has not been rescinded) or is required to be redeemed pursuant to this Debenture, and (B) interest hereunder in the stated amounts and on the stated dates of payment hereof (without regard to any amendment to such stated amounts or stated dates effected after the date hereof), and (ii) the Holder may exercise any rights or remedies it may have against the Company during the continuance of an Event of Default hereunder, unless at the time of the making such payment or exercise of rights and remedies, a Senior Debt Holder shall have sent the Holder a written notice (in accordance with the Section 24 hereof) certifying that any Senior Event of Default shall have occurred and is continuing with respect to the Senior Debt owing to such Senior Debt Holder and (x) fewer than 180 days shall have elapsed since the date of such notice (the “Standstill Period”), or (y) such Senior Debt has matured and has not been paid or such Senior Debt Holder shall have accelerated the maturity of such Senior Debt by reason of the occurrence of such Senior Event of Default and, in either such case, such Senior Debt Holder is diligently and in good faith seeking to exercise its remedies against the Company and its collateral. The Holder agrees that any Event of Default arising hereunder solely as the result of a Senior Event of Default under, or the acceleration or mandatory redemption of, any

Senior Debt, shall be deemed cured in the event that such Senior Event of Default under such Senior Debt is cured or waived in writing or such acceleration or mandatory redemption of such Senior Debt is rescinded in writing. Any blockage of payments and exercise of remedies pursuant to this paragraph (c) (a “Blockage Event”) shall immediately end on the earliest to occur of (1) the date that the Senior Event of Default giving rise to such Blockage Event shall have been cured or waived in writing, (2) the Senior Debt owing to such Senior Debt Holder shall have been paid in full and (3) except as set forth in clause (y) above, the applicable Standstill Period shall have expired, it being understood that no exercise of remedies shall be commenced with respect to an Event of Default deemed cured in accordance with the preceding sentence. There shall be at least 90 consecutive days during which no Standstill Period is in effect during any period of 360 consecutive days. If at any time following a Blockage Event, the Holder is no longer prohibited from receiving any payments with respect to the Subordinated Debt, the Holder shall be entitled to receive all payments with respect to the Subordinated Debt that have been blocked, and any late payment charges, together with any default interest to the extent provided for by this Debenture. Nothing in this Section 28 shall prohibit Holder from converting all or any part of the Subordinated Debt into equity securities of the Company or from receiving and retaining any notes or securities distributed by the Company to its creditors in connection with a bankruptcy proceeding.

          (d) Holder shall promptly deliver to the Senior Debt Holders in the form received (except for endorsement or assignment by Holder where required by the Senior Debt Holders) for application to the Senior Debt any payment, distribution, security or proceeds received by Holder with respect to the Subordinated Debt other than in accordance with this Section 28, provided that the Holder shall be entitled to deposit any such payment with any court in the event that the Holder shall not have received written instructions from all Senior Debt Holders as to the disposition of any such amount.

          (e) In the event of the Company’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, the provisions of this Section 28 shall remain in full force and effect, and the Senior Debt Holders’ claim against the Company and the estate of the Company shall be paid in full to the extent provided herein before any payment is made to Holder.

          (f) For so long as any of the Senior Debt remains unpaid, Holder authorizes any Senior Debt Holder in any bankruptcy, insolvency or similar proceeding involving the Company to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Holder if Holder does not do so prior to 30 days before the expiration of the time to file claims in such proceeding.

          (g) This Section 28 shall remain effective for so long as the Company owes any portion of the Senior Debt to any Senior Debt Holder. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by a Senior Debt Holder for any reason (including, without limitation, the bankruptcy of the Company) this Section 28 and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Holder shall immediately pay over to such Senior Debt Holder (subject to the proviso to paragraph (d) above) all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Holder, any Senior Debt Holder may take such actions with respect to the Senior Debt owing to it as such Senior Debt Holder, in its sole discretion, may deem appropriate (subject to any consent rights of the Company), including, without limitation, terminating advances to the Company, increasing the principal amount (but without any corresponding change in the definition of “Senior Debt” as set forth herein), extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting such Senior Debt and any collateral securing such Senior Debt, and enforcing or failing to enforce any rights against the Company or any other person. No such action or inaction shall impair or otherwise affect such Senior Debt Holder’s rights hereunder.

          (h) The provisions of this Section 28 shall be binding on, and inure to the benefit of, the Holder, the Senior Debt Holders and their respective successors and assigns, and, if the Company refinances a portion of the Senior Debt with any person, such person shall be deemed a successor of such Senior Debt Holder for purposes of this Section 28.

          (i) The provisions of this Section 28 may be amended only by written instrument signed by Holder, each Senior Debt Holder and the Company.

          (29) CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

               (a) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or other service provider to the Company for services provided to the Company.

               (b) “Bloomberg” means Bloomberg Financial Markets.

               (c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

               (d) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

               (e) “Excluded Securities” shall have the meaning given to it in the Securities Purchase Agreement.

               (f) “Interest Conversion Price” means, with respect to any Interest Date, that price which shall be computed as 90% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the five consecutive Trading Days immediately preceding such Interest Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

               (g) “Maturity Date Conversion Price” means that price which shall be computed as 90% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the five consecutive Trading Days immediately preceding the Maturity Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

               (h) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

               (i) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

               (j) “Principal Market” means the Nasdaq National Market.

               (k) “Qualified Public Offering” means a firm commitment underwritten offering of Common Stock by the Company after the Issuance Date pursuant to an effective registration statement under the Securities Act of 1933, as amended, that yields net proceeds to the Company of not less than $50,000,000.

               (l) “Redemption Premium” means 120% in the case of the Events of Default described in Section 4(a).

               (m) “Registration Rights Agreement” means that certain registration rights agreement between the Company and the initial holders of the Debentures relating to the registration of the resale of the shares of Common Stock issuable upon conversion of the Debentures.

               (n) “SEC” means the United States Securities and Exchange Commission.

               (o) “Securities Purchase Agreement” means that certain securities purchase agreement between the Company and the initial holders of the Debentures pursuant to which the Company issued the Debentures.

               (p) “Semi-Annual Period” means each of: the period beginning on and including January 1 and ending on and including June 30; and the period beginning on and including July 1 and ending on and including December 31.

               (q) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

               (r) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

               (s) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as of the Issuance Date set out above.

TELECOMMUNICATION SYSTEMS, INC.

By:

Maurice B. Tosé
Chief Executive Officer

EXHIBIT I

TELECOMMUNICATION SYSTEMS, INC.
CONVERSION NOTICE

Reference is made to the Convertible Debenture (the “Debenture") issued to the undersigned by TeleCommunication Systems, Inc. (the “Company”). In accordance with and pursuant to the Debenture, the undersigned hereby elects to convert the Conversion Amount (as defined in the Debenture) of the Debenture indicated below into shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company as of the date specified below.

After giving effect to the conversion of the Aggregate Conversion Amount of Debentures requested to be converted pursuant hereto, the undersigned will not be the beneficial owner of 10% or more of the outstanding Common Stock (determined as set forth in Section 3(d)(i) of the Debenture).

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Debenture is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT

     The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Class A Common Stock in accordance with the Transfer Agent Instructions dated                     , 2004 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

TELECOMMUNICATION SYSTEMS, INC.

By:

EXHIBIT B

[FORM OF WARRANT]

NEITHER THE ISSUANCE AND SALE OF THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY ONLY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (C) RULE 144(K) UNDER SAID ACT AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

TELECOMMUNICATION SYSTEMS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: W-_
Number of Shares: [                     ]
Date of Issuance:                     , 2004 (“Issuance Date”)

TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [THE RIVERVIEW GROUP LLC][033 GROWTH PARTNERS I, L.P.][033 GROWTH PARTNERS II, L.P.][033 GROWTH INTERNATIONAL FUND LTD.][OYSTER POND PARTNERS, L.P.], the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including all Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 5:30 P.M., New York Time, on the Expiration Date (as defined below), [One Hundred Seventy Thousand Five Hundred And Thirty-Six (170,536)][Ninety-Two Thousand Two Hundred And Thirty-Seven (92,237)][Twenty-Five Thousand Seven Hundred And Fifty-Two (25,752)][Forty-Thousand Three Hundred And Sixteen (40,316)][Twelve Thousand Two Hundred And Thirty-One (12,231)] fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of December 18, 2003 (the “Initial Issuance Date”), among the Company and the purchasers (the “Purchasers”) referred to therein (the “Securities Purchase Agreement”).

1

     1. EXERCISE OF WARRANT.

          (a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the holder hereof on any day from and after the date hereof, in whole or in part, by (i) delivery by the holder to the Company of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of such holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in certified funds or by wire transfer of immediately available funds or (B) if applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)) and (iii) the surrender to a common carrier for overnight delivery to the Company, on or as soon as practicable following the date the holder of this Warrant delivers the Exercise Notice to the Company, delivery of this Warrant to the Company (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). Following the date on which the Company has received each of the Exercise Notice, the Aggregate Exercise Price (or notice of a Cashless Exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the “Exercise Delivery Documents”), the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, on or before the third Business Day thereafter credit such aggregate number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, on or before the fifth Business Day thereafter issue and deliver to the address specified in the Exercise Notice, a certificate, registered in the name of the holder of this Warrant or its designee, for the number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise. Upon delivery of the Exercise Notice, this Warrant and the Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised as of the date of the Exercise Notice, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If the number of Warrant Shares represented by this Warrant submitted for exercise pursuant to this Section 1(a) is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five (5) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes, including without limitation, all documentary stamp, transfer or similar taxes, or other incidental expense that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

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          (b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $6.50, subject to adjustment as provided herein.

          (c) Company’s Failure to Timely Deliver Securities. Subject to Section 1(f), if the Company shall fail for any reason or for no reason to issue to the holder, as provided in Section 1(a) above, a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder’s balance account with DTC for such number of shares of Common Stock to which the holder is entitled upon the holder’s exercise of this Warrant, the Company shall pay as additional damages in cash to such holder on each day thereafter until the Company has cured such failure, an amount equal to 1.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and (B) the difference, but only if a positive number, between the Weighted Average Price of the Common Stock on the trading day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating Section 1(a) and the Exercise Price. Notwithstanding the foregoing, the Company shall not be obligated to make such payment of the Common Stock in the event the dispute resolution provisions of Section 12 are being utilized. In addition, the holder, upon written notice to the Company, may void its Exercise Notice with respect to, and have returned, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall negate the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise.

          (d) Cashless Exercise. The holder of this Warrant may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) — (A x C)
B

          For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Weighted Average Price of the Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

          (e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that are not disputed and such dispute shall be resolved in accordance with Section 12.

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          (f) Limitations on Exercises.

     (i) Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and no Person (as defined below) who is a holder of this Warrant shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, such Person (together with such Person’s affiliates) shall be deemed to beneficially own of the shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination in such sentence is being made, but shall not be deemed to beneficially own shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a holder may rely on the number of outstanding shares of Common Stock, on any determination date, as reflected in (1) the Company’s Form 10-Q, Form 10-K most recently filed, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding provided pursuant to the next sentence. For any reason at any time, upon the written request of the holder of this Warrant, the Company shall within two (2) Business Days confirm in writing to the holder of this Warrant the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the holder of this Warrant and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

     (ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock (individually or together with all other shares of Common Stock issued or issuable now or in the future, pursuant to (i) this Warrant, (ii) the Debentures issued by the Company pursuant to the Securities Purchase Agreement, (iii) the other Warrants issued pursuant to the Securities Purchase Agreement, or (iv) the Securities Purchase Agreement) would exceed that number of shares of Common Stock which the Company may issue (including, as applicable, any shares of Common Stock issued upon conversion of or as payment of any interest under the SPA Securities) without triggering the stockholder approval requirements set forth in Rule 4350(i) under the rules of the

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Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market and in accordance with applicable law for issuances of Common Stock in excess of the threshold amount in such rule or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the SPA Warrants representing at least a majority of the shares of Common Stock underlying the SPA Warrants then outstanding. Until such approval is obtained, no Purchaser shall be issued, upon exercise of any SPA Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the sum of the number of Common Shares and the number of Conversion Shares and Warrant Shares underlying the SPA Securities and the SPA Warrants issued to such Purchaser pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the sum of the number of Common Shares and the number of Conversion Shares and Warrant Shares underlying the SPA Securities and the SPA Warrants issued to all the Purchasers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s SPA Warrants, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of SPA Warrants shall exercise all of such holder’s SPA Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of SPA Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the SPA Warrants then held by each such holder.

     2. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

          (a) Adjustment upon Issuance of Common Stock. If and whenever on or after the date of issuance of this Warrant the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or deemed to have been issued by the Company in connection with any Excluded Security) for a consideration per share (the “New Securities Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the greater of (x) the New Securities Issuance Price and (y) $2.50 (subject to adjustment for any stock split, stock dividend, stock combination or other

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similar transaction after the Issuance Date), and the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the New Securities Issuance Price. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

     (i) Issuance of Options. If the Company in any manner grants any Options, other than Excluded Securities, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then, solely for purposes of this Section 2, such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

     (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, other than Excluded Securities, and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then, solely for purposes of this Section 2, such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

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     (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price to an Exercise Price greater than the Exercise Price in effect on the Issuance Date (as adjusted for any stock splits, reverse stock splits, stock dividends, stock combinations and similar transactions after the Issuance Date) then in effect or a decrease in the number of Warrant Shares to a number less than the number of Warrant Shares (as adjusted for any stock splits, reverse stock splits, stock dividends, stock combinations and similar transactions after the Issuance Date) then issuable hereunder.

     (iv) Calculation of Consideration Received. If case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Board of Directors of the Company and the holders of SPA Warrants representing at least a majority of the shares of Common Stock obtainable upon exercise of the SPA Warrants then outstanding unless the Board

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of Directors of the Company shall have obtained a fairness opinion from an independent financial advisor in which case the fair value shall be as stated in such fairness opinion. If, in the absence of a fairness opinion, such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined in accordance with Section 12 hereof.

     (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (b) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors, in their reasonable discretion, will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the holder of this Warrant; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

     3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

          (a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the

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Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Weighted Average Price of the Common Stock on the trading day immediately preceding such record date; and

          (b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of common stock (“Other Common Stock”) of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of this Warrant may elect to receive a warrant to purchase Other Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Common Stock that would have been payable to the holder of this Warrant pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

     4. PURCHASE RIGHTS; ORGANIC CHANGE.

          (a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (b) Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction, in each case which is effected in such a way that holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the Person issuing the securities or providing the assets in such Organic Change (in each case, the “Acquiring Entity”) a written agreement (in form and substance reasonably satisfactory to the holders of SPA Warrants representing at least a majority

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of the shares of Common Stock obtainable upon exercise of the SPA Warrants then outstanding) to deliver to the holder of this Warrant in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holder of this Warrant (including, an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holder of this Warrant may elect to treat such Person as the Acquiring Entity for purposes of this Section 4(b). Prior to the consummation of any other Organic Change, the Company shall be required to make appropriate provision (in form and substance reasonably satisfactory to the holders of SPA Warrants representing at least a majority of the shares of Common Stock obtainable upon exercise of the SPA Warrants then outstanding) to insure that the holder of this Warrant thereafter will have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant (without regard to any limitations on the exercise of this Warrant including those set forth in Sections 1(f)(i) and 1(f)(ii) of this Warrant), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without regard to any limitations on the exercise of this Warrant including those set forth in Sections 1(f)(i) and 1(f)(ii) of this Warrant).

     5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the holder of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) will, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

     6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. No holder, solely in such Person’s capacity as a holder, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, solely in such Person’s

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capacity as a holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the Company’s public stockholders of the Company generally, contemporaneously with the giving thereof to the Company’s public stockholders.

     7. REISSUANCE OF WARRANTS.

          (a) Transfer of Warrant. Subject to Section 2(g) of the Securities Purchase Agreement, if this Warrant is to be transferred, the holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder of this Warrant a new Warrant (in accordance with Section 7(d)), registered as the holder of this Warrant may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the holder of this Warrant representing the right to purchase the number of Warrant Shares not being transferred.

          (b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder of this Warrant to the Company in customary form, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

          (c) Warrant Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the holder of this Warrant at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

          (d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the holder of this Warrant which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant

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Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

     8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the holder of this Warrant with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the holder of this Warrant (i) reasonably promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least the same number of days prior to the date on which the Company provides notice to any other Person who has the right to receive notice of such an event (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issues or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Common Stock (other than, in each case, Excluded Securities) or (C) for determining rights to vote with respect to any Change of Control (as defined in the SPA Securities), dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder. Notwithstanding the foregoing, Section 4(j) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Warrant.

     9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of SPA Warrants representing at least a majority of the shares of Common Stock obtainable upon exercise of the SPA Warrants then outstanding; provided that no such action may increase the exercise price of this Warrant or decrease the number of shares or class of stock obtainable upon exercise of this Warrant without the written consent of the holder of this Warrant. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

     10. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, (i) with respect to matters relating to the issuance of securities pursuant to this Warrant, the internal laws of the State of Maryland and (ii) with respect to all other matters, the internal laws of the State of New York, in each case without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York, the State of Maryland or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York or the State of Maryland, as the case may be.

     11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

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     12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within three Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the holder of this Warrant. If the holder of this Warrant and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the holder of this Warrant, which approval shall not be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

     13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Securities Purchase Agreement, the SPA Securities and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder of this Warrant right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

     15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

          (a) “Bloomberg” means Bloomberg Financial Markets.

          (b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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          (c) “Common Stock” means (i) the Company’s Class A common stock, par value $0.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

          (d) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

          (e) “Excluded Securities” shall have the meaning given to it in the Securities Purchase Agreement.

          (f) “Expiration Date” means _______________, 20071.

          (g) “Options” means any rights, warrants or options to subscribe for or purchase Convertible Securities or Common Stock.

          (h) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          (i) “Principal Market” means the Nasdaq National Market or in the event that the Company is no longer listed with the Nasdaq National Market, the market or exchange on which the Common Stock is then listed and traded, which only may be either The New York Stock Exchange, Inc. or the American Stock Exchange.

          (j) “Registration Rights Agreement” means that certain registration rights agreement between the Company and the Purchasers.

          (k) “SPA Securities” means the subordinated convertible debentures issued pursuant to the Securities Purchase Agreement.

          (l) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a

[1]	Insert third anniversary of Issuance Date.

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particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the holder of this Warrant are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

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     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

TELECOMMUNICATION SYSTEMS, INC

By:

Name:
Title:

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

TELECOMMUNICATION SYSTEMS, INC.

     The undersigned holder hereby exercises the right to purchase    of the shares of Common Stock (“Warrant Shares”) of TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     After giving effect to the exercise of the Warrant Shares requested to be converted pursuant hereto, the undersigned will not be the beneficial owner of 10% or more of the outstanding Common Stock (determined as set forth in Section 1(f)(i) of the Warrant).

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares;
and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

     [Insert this paragraph (2) in the event that the holder has not elected a Cashless Exercise in accordance with the terms of the Warrant as to all of the Warrant Shares to be issued pursuant hereto] 2. Payment of Exercise Price. The holder is hereby delivering to the Company payment in the amount of $_______________ representing the Aggregate Exercise Price for such Warrant Shares not subject to a Cashless Exercise in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, 200___

Name of Registered Holder

By:

Name:
Title:

ACKNOWLEDGMENT

     The Company hereby acknowledges this Exercise Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _______________, 2004 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Co.

TELECOMMUNICATION SYSTEMS, INC

By:

Name:
Title:

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 18, 2003, by and among TeleCommunication Systems, Inc. a Maryland corporation, with headquarters located at 275 West Street, Annapolis, Maryland 21401 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).

      WHEREAS:

      A. In connection with the Securities Purchase Agreement by and among the parties hereto dated as of as of the date hereof (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell on the Closing Date (as defined in the Securities Purchase Agreement) (i) to certain Buyers, subordinated convertible debentures of the Company (the “Debentures”) which shall be convertible into shares of the Company’s Class A Common Stock, par value $.01 per share (the “Common Stock”) (such Common Stock issuable upon conversion of the Debentures, the “Conversion Shares”) in accordance with the terms of the Debentures, (ii) shares of Common Stock (the “Common Shares”), and (iii) warrants (the “Warrants”) which will be exercisable to purchase shares of Common Stock (such Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”).

      B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”).

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

      1. Definitions.

      As used in this Agreement, the following terms shall have the following meanings:

         a. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

         b. “Investor” means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

         c. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and governmental or any department or agency thereof.

         d. “register,” “registered,” and “registration” refer to a registration of Registrable Shares effected by preparing and filing the Registration Statement (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the “SEC”).

         e. “Registrable Securities” means (i) the Common Shares, (ii) the Conversion Shares, (iii) the Interest Shares (as defined in the Debentures) issued or issuable under the Debentures, (iv) the Repayment Shares (as defined in the Debentures) issued or issuable under the Debentures, (v) the Warrant Shares and (vi) any shares of capital stock issued or issuable with respect to the Common Shares, the Debentures, the Conversion Shares, the Interest Shares, the Repayment Shares, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Debentures or exercise of the Warrants.

         f. “Registration Statement” means a registration statement of the Company filed under the 1933 Act covering the Registrable Securities.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

      2. Registration.

         a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 30 days after the Closing Date (the “Filing Deadline”), file with the SEC a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Registration Statement prepared pursuant hereto shall register for resale at least that number of shares equal to 150% of the maximum number of Registrable Securities as of the Business Day immediately preceding the date of filing of such Registration Statement, subject to adjustment as provided in Section 2(e). The Registration Statement shall contain (except if otherwise directed by the holders of at least a majority of the then outstanding Registrable Securities (a “Majority in Interest”) and subject to applicable laws and the rules and regulations of the SEC) the “Selling Shareholders” section in substantially the form attached hereto as Exhibit B and the “Plan of Distribution” in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the date which is (i) in the event that the Registration Statement is not subject to a full review by the SEC, 60 days after the Closing Date or (ii) in the event that the Registration Statement is subject to a full review by the SEC, 100 days after the Closing Date (the “Effectiveness Deadline”); provided, however, that the Company shall not be deemed to have breached this Section 2(a) if it fails to meet the dates set forth herein solely as a result of unreasonable actions by Legal Counsel (as defined below). Subject only to the obligations set forth in Section 2(e) below and the Company’s obligations to file any post-effective amendments to the Registration Statement, the Company shall be required to file a Registration Statement only once.

         b. Allocation of Registrable Securities. The initial number of Registrable Securities included in the Registration Statement and each increase in the number of Registrable Securities included therein pursuant to Section 2(e) shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of a Majority in Interest.

         c. Legal Counsel. Subject to Section 5 hereof, the Investors holding at least a Majority in Interest shall have the right to select one legal counsel to review, as provided in Section 3(c), any registration pursuant to this Section 2 (“Legal Counsel”), which shall initially be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by a Majority in Interest.

         d. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the holders of at least a Majority in Interest and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

         e. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall, if permitted by applicable law and the rules and regulations of the SEC, amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 150% of the number of such Registrable Securities as of the Business Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than thirty (30) Business Days after the Company becomes aware of the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under such Registration Statement is less than 130% of the number of Registrable Securities issued and issuable upon conversion of the Debentures and exercise of the Warrants excluding Registrable Securities which have been sold or transferred pursuant to such Registration Statement. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Debentures or the exercise of the Warrants and such calculation shall assume that the Debentures and the Warrants are convertible or exercisable into shares of Common Stock and the maximum number of Interest Shares under the Debentures, based on the then outstanding principal amount of the Debentures and assuming such principal amount remains outstanding through the Maturity Date (as defined in the Debentures) and assuming no conversions or redemptions of the Debentures prior to the Maturity Date, are issuable at the then prevailing Interest Conversion Price (as defined in the Debentures), the Conversion Rate (as defined in the Debentures) or Warrant Exercise Price (as defined in the Warrants), as applicable.

         f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after such Registration Statement has been declared effective by the SEC sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register sufficient shares of Common Stock)(a “Maintenance Failure”), then, as partial relief for the damages to any holder by reason of any resulting delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement: on the earlier of (A) the last day of each 30 day period after a Filing Failure, an Effectiveness Failure and the initial day of a Maintenance Failure, as the case may be until such event is cured, or (B) on the third Business Day after any such Filing Failure, Effectiveness Failure or Maintenance Failure is cured, an amount in cash equal to the product of (x) the aggregate then outstanding Principal (as defined in the Debentures) of such Investor’s Debentures convertible into Conversion Shares included in such Registration Statement plus the aggregate Common Share Purchase Price (as defined in the Securities Purchase Agreement) of such Investor’s Common Shares included in such Registration Statement, multiplied by (y) 0.02, provided, however, that such payment shall apply on a pro-rata basis for any portion of a 30 day period prior to the cure of a Filing Failure, Effectiveness Failure or Maintenance Failure as applicable; and, provided further, that any payment made pursuant to clause (B) of this sentence shall relieve the Company of its obligation to make any payment pursuant to clause (A) of this sentence with respect to the first thirty day period following such Filing Failure, Effectiveness Failure or Maintenance Failure. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make any Registration Delay Payments pursuant to this Section 2(f) in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month, or such lower maximum amount as is permitted by law, (prorated for partial months) until paid in full.

      3. Related Obligations.

      At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

         a. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall keep the Registration Statement effective at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading; provided that the foregoing shall not apply to information provided in writing by any Investor.

         b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as the Company determines may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

         c. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least four (4) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements that do not contain any material non-public information (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) within two Business Days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which the Investors holding a majority of the Registrable Securities reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto in the event a Majority in Interest shall have reasonably objected thereto prior to the Company’s submission of a request to accelerate, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, but to the extent any such correspondence contains material non-public information, it shall not be delivered to any of the Buyers, and (ii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

         d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC and not otherwise available on the EDGAR system, one copy of such Registration Statement and any amendment(s) thereto (including financial statements and schedules), all documents (including exhibits) incorporated therein by reference, and not otherwise available on the EDGAR system, and each preliminary prospectus, and (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request).

         e. The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

         f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement or file a Current Report on Form 8-K to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         g. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

         h. If any Investor is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall use its reasonable best efforts to obtain and furnish to such Investor, on the date of effectiveness of the Registration Statement (i) a “comfort letter”, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants in “comfort letters” to underwriters in underwritten public offerings, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

         i. In order to avail itself of any due diligence defense that may be necessary, upon the written request of one Investor (as may be designated by the holders of at least a majority of the Registrable Securities) in connection with any Investor’s due diligence requirements, if any, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all relevant and customary financial and other records, pertinent corporate documents and properties of the Company (the “Records”), and use its reasonable best efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by the Inspectors; provided, however, that each Inspector shall agree in writing (in a form reasonably acceptable to the Company) to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) after consulting with the Company and its counsel, the parties determine that the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

         j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company in writing unless (i) disclosure of such information is necessary or desirable to comply with federal or state laws or applicable rules and regulations of NASDAQ or any other relevant market or exchange, (ii) the disclosure of such information is necessary or desirable to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Company has knowledge. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information. Notwithstanding anything to the contrary set forth herein, the obligations of confidentiality contained herein, as they relate to the transactions contemplated by this Agreement, shall not apply to the tax structure or tax treatment of the transactions contemplated by this Agreement and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons. without limitation of any kind, the “tax structure” and “tax treatment” of the transactions contemplated by this Agreement and all material of any kind (including opinions or other tax analyses) that are provided to any party hereto relating to such tax treatment and tax structure. The preceding sentence is intended to cause the transactions contemplated by this Agreement not to have been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3~ (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986. as amended from time to time, or any successor law. In addition. each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter to tax idea related to the transactions contemplated by this Agreement.

         k. The Company shall use its reasonable best efforts to cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

         l. If requested by a Majority in Interest, the Company shall cooperate with the Investors who hold Registrable Securities being offered pursuant to a Registration Statement that has been declared effective by the SEC and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement that has been declared effective by the SEC and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

         m. If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests in writing to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of such matters to be incorporated in such prospectus supplement or post-effective amendment.

         n. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities with respect to all applicable state securities or blue sky laws as may be necessary to consummate the disposition of such Registrable Securities.

         o. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earning statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

         p. The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

         q. Within two (2) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

         r. Notwithstanding anything to the contrary herein, at any time after the Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed twenty (20) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of forty-five (45) days and the first day of any Grace Period must be at least two (2) Business Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Each Investor agrees, subject to the permitted disclosures similar to those set forth in Section 3(j), to keep confidential any information provided by the Company pursuant to this Section 3(r) until the Company shall have made public disclosure of such information within the meaning of Rule 101(e) of Regulation FD promulgated under the 1934 Act. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

      4. Obligations Of The Investors.

         a. At least seven (7) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish, in a manner consistent with the last sentence of this Section 4(a), to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. All information provided to the Company by an Investor pursuant to the prior sentence or pursuant to Section 3(m) hereof shall be in writing, and such writing shall expressly acknowledge that the information is being provided for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto.

         b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

         c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice from the Company that no supplement or amendment is required.

         d. The Investors shall use their reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration under this Agreement.

      5. Expenses of Registration.

      All reasonable expenses, other than underwriting discounts and commissions (all of which shall be borne by the Investors), incurred in connection with the performance of the Company’s obligations hereunder and under the transactions contemplated hereby, including registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $5,000 for each Registration Statement.

      6. Indemnification.

      In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing shall not apply to information provided in writing by any Investor, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (w) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, preliminary or final prospectus or in any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (x) shall not inure to the benefit of any such Indemnified Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact was contained in a preliminary prospectus and was corrected in the prospectus, as then amended or supplemented, and if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, and which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Company of a release from all liability and losses in respect to such Claim or litigation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

         b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, the directors, officers, employees, agents, representatives and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any post-effective amendment thereof or supplement thereto or any prospectus contained therein; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim as promptly as such expenses are incurred and are due and payable; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed, and which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Investor of a release from all liability and losses in respect to such Claim or litigation; provided, further, however, that an Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

         c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnified Person or the Indemnified Party, as the case may be, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by a Majority in Interest to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability and losses in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

         d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that the indemnifying party shall make payment of all Indemnified Damages within thirty (30) Business Days of the date on which it receives notice of the amount of such Indemnified Damages.

         e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

      7. Contribution.

      To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

      8. Reports Under The 1934 Act.

      With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

         a. make and keep public information available, as those terms are understood and defined in Rule 144;

         b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

         c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, (ii) to the extent not otherwise available through the EDGAR filing system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

      9. Assignment of Registration Rights.

      The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i)

the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

      10. Amendment of Registration Rights.

      Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

      11. Miscellaneous.

         a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

         b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

TeleCommunication Systems, Inc. 275 West Street, Suite 400 Annapolis, Maryland 21401 Telephone: (410) 263-7616 Facsimile: (410) 263-7617 Attention: Thomas M. Brandt, Jr.

with a copy (which shall not constitute notice) to:

Piper Rudnick LLP 6225 Smith Avenue Baltimore, Maryland 21209 Telephone: (410) 580-3000 Facsimile: (410) 580-3001 Attention: Wilbert H. Sirota, Esq.

If to Legal Counsel:

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Telephone: (212) 756-2000 Facsimile: (212) 593-5955 Attention: Eleazer Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

               c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

               d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non- exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

               e. This Agreement, the Securities Purchase Agreement, the Debentures, the Warrants and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof; provided, however, that the Investors obligations under any non-disclosure agreement entered into with the Company prior to the date hereof shall not be obviated hereby. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement, the Debentures, the Warrants and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

               f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

               g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

               i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               j. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding at least a majority of the Registrable Securities, determined as if all the Warrants then outstanding have been exercised for Registrable Securities without regard to any limitations on exercises of the Warrants.

               k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

               l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

               m. This Agreement shall terminate and be of no further effect on the date on which the Investors shall have sold or can sell pursuant to Rule 144(k) all of the Registrable Securities.

* * * * * *

     IN WITNESS WHEREOF, the parties have caused their respective signature page to this Registration Rights Agreement to be duly executed as of day and year first above written.

COMPANY:	BUYERS:

TELECOMMUNICATION SYSTEMS, INC.	THE RIVERVIEW GROUP LLC

By:	By:

Name:	Name:
Title:	Title:

     IN WITNESS WHEREOF, the parties have caused their respective signature page to this Registration Rights Agreement to be duly executed as of day and year first above written.

BUYERS:

033 GROWTH PARTNERS I, L.P.

By:

Name:
Title:

033 GROWTH PARTNERS II, L.P.

By:

Name:
Title:

033 GROWTH INTERNATIONAL FUND, LTD.

By:

Name:
Title:

OYSTER POND PARTNERS, L.P.

By:

Name:
Title:

SCHEDULE OF BUYERS

	Investor Address	Investor's Representative's Address
Investor	and Facsimile Number	and Facsimile Number

The Riverview Group LLC	666 Fifth Avenue, 8th Floor New York, New York 10103 Attention: Daniel Cardella Facsimile: (212) 977-1667 Telephone: (212) 841-4100	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000

033 Growth Partners I, L.P.	c/o 033 Asset Management, LLC 125 High Street, Suite 1405 Olive Street Towers Boston, MA 02110 Attention: Larry Longo Facsimile: (617) 371-2002 Telephone: (617) 371-2015

033 Growth Partners II, L.P.	c/o 033 Asset Management, LLC 125 High Street, Suite 1405 Olive Street Towers Boston, MA 02110 Attention: Larry Longo Facsimile: (617) 371-2002 Telephone: (617) 371-2015

033 Growth International Fund, Ltd.	c/o 033 Asset Management, LLC 125 High Street, Suite 1405 Olive Street Towers Boston, MA 02110 Attention: Larry Longo Facsimile: (617) 371-2002 Telephone: (617) 371-2015

Oyster Pond Partners, L.P.	c/o 033 Asset Management, LLC 125 High Street, Suite 1405 Olive Street Towers Boston, MA 02110 Attention: Larry Longo Facsimile: (617) 371-2002 Telephone: (617) 371-2015

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038

Attn: [                   ]

     Re: TeleCommunication Systems, Inc.

Ladies and Gentlemen:

     We are counsel to TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), and have represented the Company in connection with the preparation of a Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-                   ) which was filed with the Securities and Exchange Commission (the “SEC”) on [INSERT FILING DATE]. The Registration Statement covers the resale of [                   ] shares of common stock of the Company (the “Shares”) by the selling stockholders listed therein.

     In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act of 1933, as amended, at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Shares are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC: [LIST NAMES OF HOLDERS]

EXHIBIT B

SELLING STOCKHOLDERS

     The shares of common stock being offered by the selling stockholders were issued to the selling stockholders and are issuable upon conversion of the convertible debentures and upon exercise of the warrants. For additional information regarding the shares of common stock issued, the convertible debentures and warrants, see “Private Placement of Common Stock, Convertible Debentures and Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the common stock, convertible debentures and the warrants, the selling stockholders have not had any material relationship with us within the past three years.

     The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the common stock, convertible debentures and the warrants, as of                    , 200_, assuming conversion of all convertible debentures and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise.

     The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

     In accordance with the terms of registration rights agreements with the holders of the common stock, the convertible debentures and the warrants, this prospectus generally covers the resale of at least 150% of that number of shares of common stock equal to the number of shares of common stock issued to the selling stockholders, issuable upon conversion of the convertible debentures and upon exercise of the related warrants, determined as if the outstanding convertible debentures and warrants were converted or exercised, as applicable, in full, in each case, as of the Business Day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the convertible debentures and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

     Under the terms of the convertible debentures and the warrants, a selling stockholder may not convert the convertible debentures, or exercise the warrants, to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible debentures which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Maximum Number of
	Number of Shares	Shares to be Sold	Number of Shares
	Owned Prior to	Pursuant to this	Owned After
Name of Selling Stockholder	Offering	Prospectus	Offering

The Riverview Group LLC (1)	[___]	[___]	[0]
033 Growth Partners I, L.P. (2)	[___]	[___]	[0]
033 Growth Partners II, L.P. (2)
033 Growth International Fund, Ltd. (2)
Oyster Pond Partners, L.P. (2)

(1)	The sole member of Riverview is Millennium Holding Group, L.P. (“Holding”). Millennium Management LLC (“Millennium Management”) is the general partner of Holding and consequently has voting control and investment discretion over securities held by Holding and by Riverview. Israel A. Englander is the sole managing member of Millennium Management. As a result, Mr. Englander may be considered the beneficial owner of any shares deemed to be beneficially held by Millennium Management. Each of Holding, Millennium Management and Mr. Englander disclaims any beneficial ownership of the shares owned by Riverview.

(2)	TO COME

PLAN OF DISTRIBUTION

     We are registering the shares of common stock issued to the selling stockholders and issuable upon conversion of the convertible debentures and upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock, the convertible debentures and the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

     The selling stockholders may pledge or grant a security interest in some or all of the convertible debentures, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

     Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT E

VOTING AGREEMENT

     VOTING AGREEMENT, dated as of December 18, 2003 (this “Agreement”), by and among TeleCommunication Systems, Inc., a Maryland corporation (the “Company”), and Maurice B. Tosé (the “Stockholder”).

     WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a (i) Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, shares of Class A Common Stock, par value $0.01 per share, of the Company (“Common Stock”), and warrants to acquire shares of Common Stock, and the Company has agreed to issue and sell to certain Investors an aggregate of $15 million of subordinated convertible debentures of the Company (the “Debentures”), which Debentures are convertible into shares of Common Stock;

     WHEREAS, as of the date hereof, Stockholder owns 318,000 shares of Common Stock (disregarding the potential for conversion of Class B Common Stock into Common Stock) and 9,292,235 shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”), which represents in the aggregate (i) approximately 1.5% of the total issued and outstanding Common Stock of the Company (ii) 97.8% of the total issued and outstanding shares for Class B Common Stock, and (iii) approximately 55.9% of the total voting power of the Company; and under Rule 13d-3 (“Rule 13d-3”) promulgated under the Securities Exchange Act of 1934, as amended, the Stockholder is deemed to beneficially own 173,995 shares of Common Stock owned by Teresa M.S. Layden, the Stockholder’s wife, 173,995 shares of Common Stock held in a trust for the benefit of the Stockholder’s and Ms. Layden’s extended family, and 215,753 shares of Class B Common Stock held in a trust for the benefit of the Stockholder’s and Ms. Layden’s children, which the Stockholder is deemed to beneficially own pursuant to Rule 13d-3.

     WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have required that the Stockholder agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock and Class B Common Stock now owned and which may hereafter be acquired by the Stockholder and any other securities, if any, which Stockholder is currently entitled to vote, or after the date hererof, becomes entitled to vote, at any meeting of stockholders of the Company (the “Other Securities”).

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

     SECTION 1.01. Voting Agreement. Subject to the last sentence of this Section 1.01, Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, Stockholder shall vote the Common Stock, Class B Common Stock and the Other Securities: (a) in favor of the Stockholder Approval (as defined in the Securities Purchase Agreement) as described in Section 4(m) of the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which could result in any of the conditions to the Company’s obligations under the Securities Purchase Agreement not being fulfilled. The Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Stockholder under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

     Stockholder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:

     SECTION 2.01. Authority Relative to This Agreement. Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors’ and other obligees’ rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

     SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to Stockholder or by which the Common Stock, Class B Common Stock or the Other Securities owned by Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock, Class B Common Stock or the Other Securities owned by Stockholder pursuant to, any note,

2

bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Common Stock, Class B Common Stock or Other Securities owned by Stockholder are bound.

     (b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by Stockholder.

     SECTION 2.03. Title to the Stock. As of the date hereof, Stockholder is the owner of the number of shares of Common Stock and Class B Common Stock set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock and Class B Common Stock represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Common Stock and Class B Common Stock are all the securities of the Company owned, either of record or beneficially, by Stockholder, except for (a) stock options and restricted shares disclosed in the Company’s proxy statement for its 2003 annual meeting of stockholders, (b) 173,995 shares of Common Stock owned by Teresa M.S. Layden, the Stockholder’s wife, (c) 173,995 shares of Common Stock held in a trust for the benefit of the Stockholder’s and Ms. Layden’s extended family, and (d) 215,753 shares of Class B Common Stock held in a trust for the benefit of the Stockholder’s and Ms. Layden’s children. None of such shares referred to in clauses (a) (b) (c) and (d) above are included in Appendix A attached hereto. Such Common Stock and Class B Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder’s voting rights, charges and other encumbrances of any nature whatsoever, except that (x) Stockholder has established a “10b5-1” non-discretionary plan with respect to 480,000 of the shares of Class B Common Stock listed on Appendix A, (y) Stockholder has pledged an aggregate of 7,930,068 of the shares of Class B Common Stock pursuant to certain pledge agreements. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Class B Common Stock or Other Securities owned by the Stockholder.

ARTICLE III

COVENANTS

     SECTION 3.01. No Disposition or Encumbrance of Stock. (a) Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on Stockholder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Common Stock, Class B Common Stock or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that Stockholder may assign, sell or transfer any Common Stock, Class B Common Stock or Other Securities provided that any such recipient of the Common Stock, Class B Common Stock or Other Securities has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the

3

Investors that the recipient shall be bound by, and the Common Stock, Class B Common Stock and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement

     (b) Stockholder hereby covenants and agrees that, Stockholder shall not convert any Class B Common Stock into shares of Common Stock.

     (c) Notwithstanding anything to the contrary in clause (a) or (b) above, Stockholder may freely convert, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any Encumbrance with respect to, the Common Stock, Class B Common Stock or Other Securities held by Stockholder; provided that after any such conversion, sale, transfer, tender, assignment, hypothecation or other disposition, grant or encumbrance Stockholder retains the power to cast at least 50.1% of the votes entitled to be cast at any meeting of the Company’s stockholders and any action by written consent of the Company’s stockholders in favor of the Stockholder Approval.

     SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock, Class B Common Stock or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with. The Company agrees to use its reasonable best efforts to ensure that at any time in which any Stockholder Approval is required pursuant to Section 4(m) of the Securities Purchase Agreement, it will cause holders of Common Stock, Class B Common Stock or Other Securities representing the percentage of outstanding capital stock required to vote in favor of the Transaction in order for the Company to comply with its obligations under Section 4(m) of the Securities Purchase Agreement to become party to and bound by the terms and conditions of this Agreement and the Common Stock, Class B Common Stock and Other Securities held by such holders to be subject to the terms and conditions of this Agreement.

ARTICLE IV

MISCELLANEOUS

     SECTION 4.01. Further Assurances. Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

     SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

     SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholder (other than the Securities Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and

4

supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholder with respect to the subject matter hereof.

     SECTION 4.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Maryland. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     SECTION 4.07. Third-Party Beneficiaries. The Investors shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

     SECTION 4.08. Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval or upon the mutual consent of the Stockholder and the Investors.

5

     IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

TELECOMMUNICATION SYSTEMS, INC.

By:

Name:
Title:
Dated: December 18, 2003
	Address:	275 West Street, Suite 400, Annapolis, Maryland 21401

STOCKHOLDER:

Dated: December 18, 2003
Maurice B. Tosé

	Address:	1299 Magnolia Ave. Annapolis, MD 21403

APPENDIX A

				Voting Percentage
	Class A Common	Class B Common	Percentage of Stock	of Stock
Stockholder	Stock Owned	Stock Owned	Outstanding	Outstanding

Maurice B. Tosé[1]	318,000	9,292,235	30.6%	55.9%

[1]	Excludes 272,050 shares of Class A Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 30, 2003 and 120,000 shares of restricted Class A Common Stock. Under Rule 13d-3 the Stockholder is deemed to beneficially own 173,995 shares of Class A Common Stock owned by Teresa M.S. Layden, the Stockholder’s wife, 173,995 shares of Class A Common Stock held in a trust for the benefit of the Stockholder’s and Ms. Layden#s extended family, and 215,753 shares of Class B Common Stock held in a trust for the benefit of the Stockholder’s and Ms. Layden#s children. The Stockholder disclaims beneficial ownership of all of these shares and such shares are excluded from this Appendix.